AIRCRAFT LEASE AGREEMENT [49222]

dated as of

February 1, 2001

between

PEGASUS AVIATION II, INC.,

as Lessor,

and

VANGUARD AIRLINES, INC.,

as Lessee

One (1) McDonnell Douglas model DC-9-82 aircraft, MSN 49222, U.S. Registration

Mark N16802, along with two (2) Pratt & Whitney JT8D-217A engines

Counterpart No. ___ of 6 serially numbered, manually executed counterparts. To the extent that this Aircraft Lease Agreement constitutes chattel paper under the Uniform Commercial Code in the U.S. or any corresponding law in any foreign JURISDICTION, no security interest in this Aircraft Lease Agreement may be created through the transfer or possession of any counterpart hereto other than Counterpart No. 1.

INDEX

AIRCRAFT LEASE AGREEMENT [49222]

THIS AGREEMENT, dated as of February 1, 2001, is by and between PEGASUS AVIATION II, INC., a Delaware corporation, or its assigns (hereinafter, the "Lessor"), and VANGUARD AIRLINES, INC., a Delaware corporation (hereinafter, the "Lessee").

WITNESSETH

WHEREAS, Lessee desires to lease from Lessor, and Lessor is willing to lease to Lessee, the aircraft described herein, upon and subject to the following terms and conditions.

NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

Section 1. Definitions.

Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

Aircraft shall mean the Airframe, together with: (i) the Engines, whether or not installed on the Aircraft; (ii) all Parts and all components thereof; (iii) all ancillary equipment or devices furnished with the Aircraft under this Lease; (iv) all Aircraft Documents, and (v) all substitutions, replacements and renewals of any and all thereof.

Aircraft Documents shall mean the maintenance and inspection records and all other current and historical records and documentation pertaining to the Aircraft, including, without limitation, the items identified in Exhibit B hereto, those generated by Lessee during the Term, and all such documents and records required to be maintained under this Lease and in accordance with Applicable Law and the requirements of Exhibit G hereto.

Airframe shall mean: (a) the McDonnell Douglas model DC-9-82 aircraft (excluding Engines or engines from time to time installed thereon) bearing manufacturer's serial number 49222, United States registration N16802; and (b) any and all Parts which are from time to time incorporated or installed on or attached thereto or which have been removed therefrom so long as title thereto remains vested in Lessor in accordance herewith, including the terms of Section 9 hereof.

Applicable Law shall mean: (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial interpretation with binding characteristics or application of those described in (i) or (ii) above; (iv) any administrative interpretation with binding characteristics or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in (i), (ii), (iii) or (iv) above, and in each case, which is applicable to the Aircraft and its use and operation, the Lessee, any Sublessee, or the transactions contemplated by this Lease and the other Operative Agreements.

Approved Insurance Broker shall mean AON Aviation or such other that insurance/reinsurance broker of internationally recognized responsibility and standing specializing in aircraft insurance as is reasonably acceptable to and approved by Lessor.

Approved Insurer shall mean each insurer and reinsurer of internationally recognized responsibility and standing effecting aircraft insurance as is reasonably acceptable to and approved by Lessor with respect to all policies of insurance and reinsurance required hereunder or the current insurers of Lessee's fleet.

Approved Maintenance Provider shall mean: (i) with respect to any scheduled maintenance or any modification or alteration to the Aircraft, Hamilton Aviation of Tucson, Arizona, COOPESA of San Jose, Costa Rica, or such other FAA approved maintenance facility which is approved in advance in writing by Lessor to perform maintenance on the Aircraft or such facility as is otherwise mutually agreed between Lessor and Lessee; and (ii) with respect to any other required maintenance hereunder, an FAA approved maintenance facility which is approved in writing, in advance, by Lessor.

Basic Rent shall mean the rent for the Aircraft specified on Exhibit C and payable throughout the Term for the Aircraft pursuant to Section 4(a) hereof.

Basic Rent Payment Date shall mean the day for payment of Basic Rent determined in accordance with Exhibit C. It is further understood and agreed that if a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the next following Business Day.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, or Kansas City, Missouri, or San Francisco, California are authorized or required by law to be closed.

Casualty Occurrence shall mean any of the following events with respect to the Aircraft, Airframe or any Engine: (a) loss of such property or its use due to theft or disappearance for a period in excess of ninety (90) consecutive days, or destruction, damage beyond economic repair, or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss; (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property; or the use of such property by any Governmental Entity or purported Governmental Entity, which in any such case shall have resulted in the loss of possession thereof by Lessee for a period in excess of ninety (90) consecutive days (or for such shorter period ending on the date which is the date of receipt of an insurance settlement with respect to such property on the basis of a total loss); (d) the disposal of such property by an administrator of Lessee (including a receiver, manager, liquidator or provisional liquidator) or any official exercising similar powers pursuant to applicable bankruptcy law, or any similar statute, or any disposal of such property by an administrator of Lessee or any person exercising similar powers pursuant to any security interest over the assets of Lessee; or (e) the occurrence of any event described in Section 6(a)(iii)(4) hereof. A Casualty Occurrence with respect to the Airframe shall constitute a Casualty Occurrence with respect to the Aircraft.

Casualty Value shall mean the amount specified in Exhibit C hereto.

Commencement Date shall have the meaning provided therefor in Exhibit C hereto.

Default shall mean an event which would constitute an Event of Default but for the lapse of time or the giving of notice or both.

Delivery Location shall mean the location specified in Exhibit C hereto for the delivery of the Aircraft by Lessor to Lessee.

Dollars shall mean lawful currency of the United States of America.

Engine shall mean any Engine installed on or furnished with the Aircraft on the Commencement Date or any subsequent date, such Engines being identified as to manufacturer, type and manufacturer serial number in Exhibit A hereto, and any Replacement Engine which may from time to time be substituted therefor pursuant to Section 11 hereof; together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 9 hereof after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

Estimated Delivery Date shall mean the date specified in Exhibit C hereto.

Event of Default shall mean the occurrence of any of the events specified in Section 17 hereof.

Excluded Payments shall mean (i) proceeds of any public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered which are payable directly to the Lessee or any Indemnitee; (ii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clause (i) above; (iii) any right to enforce against any Person owing such amounts, the payment of any amount described in clauses (i) and (ii) above (iii) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, any Excluded Payments; and (iv) any right of Lessee or an Indemnitee to restitution in respect of, but only to the extent relating to, any Excluded Payment resulting from a determination of invalidity of such Excluded Payment.

Expiration Date shall mean the date specified as such in Lease Supplement No. 1, and in Exhibit C hereto, unless extended or accelerated as provided herein.

FAA shall mean the Federal Aviation Administration of the United States Department of Transportation, or any successor thereto.

FAR shall mean the Federal Aviation Regulations promulgated under the Federal Aviation Act, as amended and supplemented from time to time.

Federal Aviation Act shall mean 49 U.S.C. Section40101 et. seq., as amended and as in effect on the date of this Lease, or any successor or substituted U.S. legislation at the time in effect and applicable.

Governmental Entity shall mean and include: (i) the FAA; (ii) any national, federal, state, or local government (whether domestic or foreign), any political subdivision thereof or local jurisdiction therein; (iii) any board, commission, department, division, organ, instrumentality, court or agency of any entity described in (ii) above, however constituted; and (iv) any association, organization or institution of which any entity described in (ii) or (iii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining "Applicable Law" above) to the extent that any entity described in (i) through (iv) above has jurisdiction over this Lease, the Operative Agreements or the Aircraft and its operations, or any of the parties hereto.

Indemnitees shall mean, collectively, the Lessor, and any Lessor Lender, and their respective officers, directors, shareholders, controlling persons, agents, and employees, and their respective successors and assigns.

Lease Agreement, this Lease Agreement, this Lease, this Agreement, herein, hereunder or other like words shall mean this Lease and all Exhibits, Lease Supplements, amendments or modifications hereto or thereto from time to time entered into.

Lease Identification shall mean a placard in the form set forth in Exhibit C hereto.

Lease Supplement shall mean Lease Supplement No. 1, substantially in the form of Exhibit D hereto, and any subsequent Lease Supplements.

Lessor Lender shall mean and include any Person to whom Lessor grants a security interest in the Aircraft and/or this Lease and the other Operative Agreements for the purpose of any financing to be accomplished by Lessor or any of its affiliates, and as Lessor may from time to time notify Lessee.

Lessor's Estate shall mean all estate, right, title and interest of the Lessor in and to the Aircraft, the Lease, the Lease Supplement, any bill of sale, any warranty with respect to the Airframe or the Engines, all amounts of Basic Rent and Supplemental Rent, including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for or with respect to the Aircraft.

Lessor's Liens shall mean Liens on the Aircraft or the Lessor's Estate arising as a result of: (i) claims against Lessor or the Lessor's Estate not related to the transactions contemplated by the Operative Agreements; or (ii) acts or omissions of Lessor, not contemplated and expressly permitted under the Operative Agreements; or (iii) Taxes imposed against Lessor, the Lessor's Estate, or the Aircraft which are not indemnified against by Lessee pursuant to Section 10 hereof; or (iv) claims against Lessor, Lessor's Estate or the Aircraft arising out of the voluntary transfer by Lessor of all or any part of its interests in the Lessor's Estate, the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof; or (v) Liens granted by the Lessor to any Lessor Lender.

Lien shall mean any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim (including any imposed with respect to any Taxes, Eurocontrol fees and charges, or any airport or landing fees or related charges).

Maintenance Program shall mean the Lessee's FAA-approved MSG-3 maintenance program for McDonnell Douglas model DC-9-82 (Boeing MD-80 series) aircraft, or such other FAA-approved manufacturer's maintenance program as in effect from time to time for the Aircraft encompassing scheduled maintenance, condition-monitored maintenance and on-condition maintenance of the Airframe, Engines and components of the Aircraft as shall be approved by Lessor. Lessee's Maintenance Program shall not deviate materially from the respective Manufacturers' recommended MSG-3 maintenance planning documents.

Maintenance Reserves shall mean the Maintenance Reserve Payments for the Aircraft specified on Exhibit C payable by the Lessee throughout the Term pursuant to Section 4(a) and Section 6(g) hereof.

Operative Agreements shall mean this Lease, any Lease Supplement, any Permitted Sublease, any Security Agreement, the Participation Agreement, and any other documents and agreements executed and delivered by Lessor, Lessee and any Sublessee, or any Lessor Lender or any other Person in furtherance of the transactions contemplated hereby and thereby.

Participation Agreement shall mean that certain Aircraft Participation Agreement dated as of the date hereof among Lessee, Lessor and certain affiliates of Lessor.

Parts shall mean all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine. Except as otherwise set forth herein, only at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, shall the Part so replaced cease to be a Part hereunder.

Permitted Lien shall mean: (i) any Lien for Taxes which are either not assessed or, if assessed, are not yet due and payable or are being contested in good faith by appropriate proceedings so long as such proceedings shall not involve any material risk of the sale, forfeiture or loss of the Aircraft; or (ii) any undetermined or inchoate Lien of a repairer, carrier, hangarkeeper, material supplier or other similar Lien arising in the ordinary course of business in respect of obligations which are not overdue or which have been adequately bonded or are being contested in good faith by appropriate proceedings; provided that (in the case of both (i) and (ii)) such proceedings, or the continued existence of such Lien, do not involve any material risk of the sale, forfeiture or loss of the Aircraft; or (iii) the respective rights of the parties to the Operative Agreements as set forth therein, and any Liens expressly permitted thereby including Liens granted by the Lessor to any Lessor Lender; or (iv) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay, so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Airframe or any engine or any interest therein (unless Lessee or any Sublessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor and Lessor's Lender); or (v) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor and Lessor's Lender.

Permitted Sublease shall mean any sublease or other contract for the use of the Aircraft (other than ACMI "wet leases" or charter agreements whereby Lessee retains full operational control of the Aircraft), accepted and approved in writing by Lessor, subject to the provisions of Section 6 hereof.

Person shall mean and include any individual, corporation, company, limited liability company, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or Governmental Entity.

Rent shall mean Basic Rent and Supplemental Rent, collectively.

Replacement Engine shall mean an engine of the same manufacturer and model, and having equivalent value, utility, modification status and remaining useful life as the Engine it is intended to replace under Section 11(b) hereof, or, at Lessee's option, an engine of the same manufacturer as such Engine but of an improved model, and otherwise of an equivalent value, utility and remaining useful life and suitable for installation and use on the Airframe without any diminution in the value, utility or remaining useful life of the Airframe.

Return Occasion shall mean the return of possession of the Aircraft from Lessee to Lessor at the end of the Term of this Lease, or upon Lessor demanding that Lessee return or Lessor taking possession of the Aircraft pursuant to Section 18 hereof.

Security Agreement shall mean each mortgage, security agreement or other document creating a Lien over the Aircraft or this Lease in favor of any Lessor's Lender, as indentified in writing by Lessor.

Security Deposit shall mean the amount specified in Exhibit C hereto.

Sublessee shall mean any Person in possession of the Aircraft pursuant to a Permitted Sublease.

Supplemental Rent shall mean any and all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor, or any Lessor Lender, including without limitation: (i) any payment of Casualty Value; (ii) any payment of indemnity required by Sections 10 and 13 hereof; (iii) to the extent permitted by any Applicable Law, interest at the Interest Rate (all computations of interest under this Lease to be made on the basis of a 365 day year for the actual number of days elapsed) calculated: (1) on any part of any installment of Basic Rent not paid on the due date thereof for the period the same remains unpaid, and (2) on any Supplemental Rent not paid when due hereunder until the same is paid; (iv) Maintenance Reserves; and (v) the Security Deposit.

Taxes shall mean any and all sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross receipts, franchise, stamp, ad valorem, documentation, registration, income, levies, imposts, customs, import, export, withholding or other taxes, excises, or duties of any nature whatsoever, together with any penalties, fines, charges or interest thereon.

Term shall mean the term of this Lease which shall commence on the Commencement Date and which shall end on the Expiration Date.

The terms Engine Manufacturer, Interest Rate, Last Basic Rent Payment Date, Lease Identification, Lessee's Address, Lessor's Address, Manufacturer, and Payment Location, shall have the meanings set forth in Exhibit C hereto.

Section 2. Lease and Conditions.

(a) Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, subject to and in accordance with the terms hereof, as supplemented by the Lease Supplement.

(b) Lessor shall deliver the Aircraft hereunder to Lessee upon the receipt by Lessor of the following items on or before the Commencement Date (or such other date as may be designated by Lessor), all of which shall be in form and substance reasonably satisfactory to Lessor, and duly authorized and executed:

(i) this Lease and the Lease Supplement in the form of Exhibit D; hereto, along with each of the other Operative Agreements;

(ii) a copy of the articles of association and bylaws of Lessee certified by the Secretary or a Director of the Lessee as being correct and as containing all amendments and additions, a certificate of good standing, or the equivalent thereof, issued by the state of Lessee's incorporation, as well as a certificate evidencing due authority of the Lessee for the execution, delivery and performance of this Lease, the Operative Agreements, and all other documents related thereto, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver such documents on behalf of Lessee;

(iii) a certificate signed by a duly authorized officer of Lessee, dated the Commencement Date, stating that, except as otherwise disclosed in writing to Lessor: (i) the representations and warranties contained in Section 5(c) hereof are true and accurate on and as of such date as though made on and as of such time; and (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance by Lessee of this Lease and the Operative Agreements which constitutes a Default or an Event of Default;

(iv) an opinion or report, dated the Commencement Date, signed by the respective Approved Insurance Brokers as to the due compliance with the insurance provisions of Section 12 hereof with respect to the Aircraft in form and substance reasonably satisfactory to Lessor;

(v) certificates of the Approved Insurance Brokers evidencing the insurance, and reinsurance, as required by Section 12 hereof in form and substance reasonably satisfactory to Lessor;

(vi) the first installment of Basic Rent on the first Basic Rent Payment Date;

(vii) legal opinions from Lessee's counsel as to all required filings under Applicable Law, including recordation and registration of the Lease, as applicable, and the perfection of any Lessor Lender's security interest thereunder and therein, and as to such matters as may reasonably be requested by Lessor, in form and substance reasonably satisfactory to Lessor and the Lessor's Lender;

(viii) certified copies of all necessary governmental and corporate consents to the Lease, including but not limited to any approvals or consents required from the FAA and any other Governmental Entity in respect of this Lease and the transactions contemplated hereby; and a certificate of airworthiness for the Aircraft from the FAA;

(ix) a copy of Lessee's operating certificate and operations specifications, a summary of the Maintenance Program, and any other documentation or authority pursuant to which the Aircraft will be operated by Lessee as issued by the FAA or otherwise under Applicable Law;

(x) payment of the Security Deposit;

(xi) [intentionally omitted];

(xii) six (6) original, executed counterparts of the Lease, and evidence of its filing and registration with the FAA, and the payment of all fees and Taxes in connection therewith; and

(xiii) such other documents and matters incident to any of the foregoing as Lessor or any Lessor Lender may reasonably request.

(c) Lessee's obligation to lease the Aircraft hereunder from Lessor shall be conditioned upon the following:

(1) Lessor shall have delivered to Lessee an executed original counterpart of this Lease and the Lease Supplement in the form of Exhibit D hereto;

(2) Lessor shall have delivered to Lessee a copy of the Articles of Incorporation and By-Laws of Lessor certificated by the Secretary of Lessor as being correct and as containing all amendments and additions, a certificate of good standing, or the equivalent thereof, issued by the state of Lessor's incorporation, as well as a certificate evidencing the due authority of Lessor for the execution, delivery and performance of this Lease and all other documents related thereto to which Lessor is a party, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver such documents on behalf of Lessor;

(3) On the Commencement Date, no Casualty Occurrence (or event which with the passage of time would become a Casualty Occurrence) with respect to the Airframe or any Engine has occurred;

(4) The Aircraft meets the Delivery and Other Requirements specified in Exhibit E;

(5) The Aircraft shall be free from liens other than Permitted Liens or Lessor Liens which grant Lessee quiet enjoyment pursuant to Section 20(f) hereof;

(6) Lessor shall have delivered to Lessee a certificate signed by a duly authorized officer of Lessor, dated the Commencement Date, stating that the representations and warranties contained in Section 5(a) hereof are true and accurate on and as of such date as though made on and as of such time;

(7) Lessor shall have delivered to Lessee an opinion from Lessor's counsel and FAA counsel as to the enforceability of this Lease and as to such other matters as may be reasonably requested by Lessee, in each case, in form and substance reasonably satisfactory to Lessee;

(8) Lessor shall have delivered to Lessee certified copies of all necessary governmental and corporate consents to this Lease, including without limitation, any approvals required from the FAA; registration of the Aircraft with the FAA in the name of Lessor as owner and lessor; and any required consents from the FAA and any other Governmental Entity in respect of this Lease and the transaction contemplated hereby; and

(9) Lessor shall have delivered to Lessee such other documents and matters incident to any of the foregoing conditions as Lessee may reasonably request.

Section 3. Delivery and Acceptance; Effective Date; Term.

(a) Delivery. The Aircraft will become available for delivery on or about the Estimated Delivery Date set forth in Exhibit C. Lessee shall have the opportunity to inspect the Aircraft and participate in a flight test, at its own cost and expense, to ensure that the Aircraft complies with the Delivery Conditions set forth in Exhibit E hereto.

(b) Place of Delivery and Acceptance. The Aircraft shall be delivered to and accepted by Lessee at the Delivery Location set forth in Exhibit C.

(c) Casualty to the Aircraft Preceding Delivery. In the event of a Casualty Occurrence with respect to the Aircraft prior to its delivery, Lessor shall promptly notify Lessee in writing and the obligation of the Lessor to make the Aircraft available to the Lessee shall terminate. In such event, Lessor shall promptly return to Lessee any monies paid by Lessee hereunder with respect to the Security Deposit, Rent or Supplemental Rent. Notwithstanding anything to the contrary contained in this Lease or any other Operative Agreement, Lessor shall not be liable for any delay in delivery of the Aircraft, or failure to deliver the Aircraft, caused by acts of God (including but not limited to fire, floods, earthquakes or other natural disasters) or caused by acts of any Governmental Entity.

(d) Acceptance of Aircraft. The Aircraft to be leased hereunder shall be delivered to Lessee in compliance with Exhibit E hereto, but otherwise in "AS IS, WHERE IS" condition and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 5(a) AND (b) HEREOF. Upon tender of delivery in the condition required by this Lease, Lessee shall immediately accept delivery of the Aircraft. Upon acceptance of the Aircraft, Lessee shall hereupon indicate and confirm its acceptance of the Aircraft by delivery to Lessor of a Lease Supplement, dated the Commencement Date, in the form set forth in Exhibit D hereto.

(e) Effective Date and Term of Lease. The effective date of this Lease shall be the Commencement Date and the Term of this Lease shall continue until the Expiration Date; provided that this Lease may be earlier terminated by Lessor pursuant to the provisions of Sections 3(c) or 18 hereof, or extended by Lessor pursuant to Section 16 hereof.

Section 4. Rent.

(a) Rent. Lessee covenants and agrees to pay to Lessor, or its assigns (including but not limited to any Lessor Lender), the following as Rent:

(i) the Basic Rent as set forth in Exhibit C hereto throughout the Term hereof, payable in consecutive monthly installments and due on each Basic Rent Payment Date; and

(ii) any and all Supplemental Rent as the same becomes due, including without limitation the Maintenance Reserves, payable in accordance with Section 6(g) hereof.

(b) Place and Method of Payment. All Basic Rent and Supplemental Rent payable under this Lease shall be paid in U.S. Dollars, by wire transfer of immediately available funds at the Payment Location specified on Exhibit C hereto, or at such other location as Lessor shall designate in writing.

(c) Prohibition Against Setoff, Counterclaim, Etc. This Lease is a net lease. Lessee's obligation to pay all Rent hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any Manufacturer, any seller of or Person providing services with respect to the Aircraft or any other Person, for any reason whatsoever; (ii) any defect in the title, airworthiness or eligibility for registration under Applicable Law, or any condition, design, operation, merchantability or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person; (iii) any Liens, Lessor Liens, or Permitted Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease; (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee or any other Person; (vi) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; or (vii) any Taxes (with respect to which Lessee's obligations shall be as set forth in Section 10 hereof); it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

Notwithstanding anything to the contrary contained herein, in the event that the Aircraft is lost or destroyed, in lieu of paying Rent thereafter, Lessee shall indemnify the Lessor for all losses, liabilities and damages arising out of such loss or destruction, and pay to the order of Lessor all amounts due and owing pursuant to Section 11 hereof, on demand.

Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by law or otherwise, to terminate this Lease or any obligation imposed upon Lessee hereunder or in relation hereto.

Section 5. Representations and Warranties.

(a) In reliance on Lessee's representations, warranties and covenants contained in this Agreement, LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE) AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT AS HEREIN BELOW PROVIDED IN THIS SECTION 5(a)), AS TO AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY ENGINE OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT:

(i) Lessor represents and warrants that Lessor is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the full power an authority to carry on its business as presently conducted and to perform its obligations under this Lease;

(ii) Lessor further represents and warrants that this Lease and each of the Operative Agreements to which Lessor is a party has been duly authorized by all necessary action on the part of Lessor, does not require any approval of stockholders of Lessor, and neither the execution and delivery hereof nor the consummation of the transaction contemplated hereby nor compliance by Lessor with any of the terms and provisions hereof will, to the knowledge of Lessor after having made due inquiry, contravene any Applicable Law or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessor under Lessor's Articles of Incorporation or any credit agreement or instrument or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets are bound or affected;

(iii) Lessor further warrants that on the Commencement Date the Aircraft shall be free and clear of any and all Liens, other than Permitted Liens;

(iv) Lessor further represents and warrants that the making and performance by Lessor of this Lease has been duly authorized by all necessary action on the part of Lessor and will not violate any provision of its articles of incorporation or by-laws;

(v) Lessor further represents and warrants that this Lease has been duly executed and delivered by Lessor, and that this Lease and the Lease Supplement when executed and delivered hereunder constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies;

(vi) Lessor further represents and warrants that it is a "citizen of the United States" as defined in 49 U.S. C. Section 40102(a)(15);

(vii) Lessor further represents and warrants that no consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessor of this Lease, and each of the Operative Agreements to which Lessor is a party is required for Lessor to execute and deliver this Lease, and to perform the transaction contemplated hereby; and

(viii) Lessor further represents and warrants that there are no suits or proceedings pending or, to the knowledge of Lessor, threatened in any court or before any Governmental Entity against or affecting Lessor which will have a materially adverse effect on the current business or financial condition of Lessor or which, if successful, would adversely impact Lessee's use, possession, operation or quiet enjoyment of the Aircraft.

(b) Manufacturers' Warranties. So long as Lessee is not in Default and Lessor has not terminated this Lease, Lessor hereby assigns to Lessee such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft and the Engines made by the Manufacturer, the Engine Manufacturer, or any other Person (including any Approved Maintenance Provider), to the extent that the same exist or may be assigned or otherwise made available to Lessee; and that any monies recovered by Lessor pursuant to such warranties which are suffered by Lessee during the Term shall be paid over by Lessor to Lessee; provided, however, that upon the occurrence of an Event of Default and any termination of this Lease pursuant thereto, all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected.

(c) Lessee's Representations and Warranties. Lessee hereby represents, warrants, and covenants, each of which shall survive the execution and delivery of this Lease, and the delivery by Lessor and acceptance by Lessee of the Aircraft:

(i) Lessee is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the full power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

(ii) this Lease, and each of the Operative Agreements to which Lessee is a party, has been duly authorized by all necessary action on the part of Lessee, does not require any approval of stockholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will, to the knowledge of Lessee after having made due inquiry, contravene any Applicable Law or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under Lessee's articles of incorporation or any credit agreement or instrument or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected;

(iii) no consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessee of this Lease, and each of the Operative Agreements to which Lessee is a party (including all monetary and other obligations hereunder or thereunder) is required for Lessee to execute and deliver this Lease, and to perform the transactions contemplated hereby;

(iv) this Lease has been duly executed and delivered by Lessee, and the Lease, the Lease Supplement and the other Operative Agreements, when executed and delivered by Lessee, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies;

(v) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any Governmental Entity against or affecting Lessee which will have a materially adverse effect on the current business or financial condition of Lessee;

(vi) except for the registration on the Aircraft registry maintained by the FAA and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) hereof, no further filing or recording of this Lease, any Security Agreement or of any other Operative Agreement, and no further action is necessary under Applicable Law, or required by any Governmental Entity, in order to fully protect and establish Lessor's title to the Aircraft, and Lessor's Lenders' security interest in the Aircraft and this Lease, as against Lessee or any third party;

(vii) Lessee will not claim to have any legal or beneficial interest in the Aircraft or make any demands against Lessor other than in respect of the Lessee's interest conferred by this Lease;

(viii) Lessee has not received notice of default or exercise of remedies with respect to any of its obligations: (a) for the payment of indebtedness for borrowed money, of any currency, equal to an amount in excess of the equivalent of Five Hundred Thousand Dollars (US $500,000.00) or of any interest or premium thereon; or (b) for the payment of rent under any lease or agreement to lease real, personal or mixed property where the aggregate rentals over the term thereof is more than an amount equal to or greater than the equivalent of Five Hundred Thousand Dollars (US $500,000.00);

(ix) the Maintenance Program will comply with all FAA requirements, as applicable (including but not limited to those under Part 121 of the FAR's);

(x) subject to compliance with Section 8(h) hereof, Lessee will maintain in full force and effect during the Term of this Lease, or cause any Sublessee to maintain to the satisfaction of Lessor, a current operating certificate, air transport license and a current certificate of airworthiness for the type of operations conducted by Lessee or Sublessee, as the case may be, in accordance with Applicable Law and the requirements of the FAA, and each of the transactions contemplated hereby and by the other Operative Agreements; and

(xi) Lessee is a duly authorized and certificated air carrier in good standing under Applicable Law, has satisfied all of the requirements of and is in good standing with the FAA under Part 121, and has complied with and satisfied all requirements of the FAA so as to enable it to fulfill its obligations hereunder, and to otherwise lawfully operate, possess, use and maintain the Aircraft in accordance herewith.

Section 6. Possession and Use.

(a) Possession.

(i) Sublease, Assignment and Transfer. Lessee hereby covenants and agrees that it will not, and hereby acknowledges and confirms that it has no right to, without the prior written consent of Lessor (which consent Lessor may withhold in its reasonable discretion), assign this Lease or sublet if such sublet results in a transfer of possession of the Aircraft, Airframe or any Engine pursuant to a Permitted Sublease or otherwise, or install any Engine or permit any Engine to be installed on any airframe other than the Airframe, provided that so long as no Event of Default shall have occurred and be continuing and as long as the action to be taken shall not affect the registration of, Lessor's title to, or the priority of any Lien of any Lessor Lender in and to, the Aircraft and so long as all necessary approvals of each Governmental Entity having jurisdiction over Lessee, and its operations, have been obtained, then Lessee may:

(1) without the prior written consent of Lessor, deliver possession of the Aircraft, the Airframe or any Engines, or any Part thereof, to the manufacturer thereof for testing or other similar purposes or to any Approved Maintenance Provider for service, repair, maintenance, testing or overhaul work on the Aircraft, Airframe or Engine or any Part thereof to the extent required or permitted by the terms of Section 9 hereof;

(2) without the prior written consent of Lessor, install an Engine on an airframe (other than the Airframe) owned by Lessee free and clear of all Liens except: (A) those of the type permitted under Section 14 hereof and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety); and (B) the rights of the participants under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate, permit, result in or require the transfer of title to the airframe or engines installed thereon;

(3) without the prior written consent of Lessor, install an Engine on an airframe leased to Lessee or in the possession of Lessee subject to a conditional sale agreement or owned by Lessee subject to a security agreement, provided, that: (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of Section 6(a)(i)(2), and except the lien of any mortgage which either by its terms does not apply to the Engine or which effectively provides that each Engine leased to Lessee hereby shall not become subject to the lien thereof or to any rights of any party thereunder other than Lessee (with respect to Lessee' rights expressly granted hereunder), notwithstanding the installation of such Engine on any airframe subject to the lien of such mortgage; and (B) there shall be in effect a written agreement of the lessor or owner or secured party of such airframe (which may be a lease or conditional sale or other security agreement covering such airframe) substantially similar in effect to the agreement of Lessor in Section 6(b) below whereby such lessor or owner or secured party effectively and expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease, and a copy of such agreement shall be provided to Lessor and any Lessor Lender upon written request, provided, however, that the restriction contained in this clause shall not apply to the installation of an Engine on an airframe leased to Lessee or in the possession of Lessee subject to a conditional sale agreement or owned by Lessee subject to a security agreement for a period not to exceed sixty (60) days so long as Lessee installs a Replacement Engine or re-installs such Engine on the Airframe at the expiration of such period free and clear of any Liens other than those of the type permitted under Section 14 hereof;

(4) without the prior written consent of Lessor, install an engine (other than an Engine) on the Airframe or a part (other than a Part) on the Aircraft, provided that such installation does not create, or permit to exist, any Liens on the Aircraft except those of the type permitted under Section 14 hereof and those which apply only to such engine or part which has been installed on the Aircraft; and

(5) without the prior written consent of Lessor, enter into ACMI "wet leases" or charter agreements whereby Lessee retains full operational control of the Aircraft.

(ii) Subleases. In the event that Lessee seeks to sublease the Aircraft, in addition to securing Lessor's advance written consent to any Permitted Sublease and the terms and conditions thereof, Lessee shall execute and deliver any and all such documents and agreements, and secure all such approvals and consents from any Person or Governmental Entity, as Lessor and any Lessor Lender shall deem reasonably necessary or desirable in order to preserve and protect its respective rights and interests hereunder and under the other Operative Agreements; and provided further that:

(1) any Sublessee shall be a duly certificated air carrier holding a current and valid U.S. air operator's certificate;

(2) any such Sublessee shall have duly executed and delivered a Permitted Sublease and all documents and agreements contemplated thereby, each in form and substance satisfactory to, and approved in writing by, Lessor, such approval not to be unreasonably withheld; and

(3) Lessee and Sublessee shall have executed and delivered to Lessor and any Lessor Lender any and all such documents, and secured all such approvals and consents from any Person or Governmental Entity, as Lessor and any Lessor Lender shall reasonably require in order to preserve and protect their respective rights and interests hereunder, Lessor's rights as owner and lessor of the Aircraft, and Lessor's rights to the proceeds hereof, including but not limited to an opinion of local legal counsel addressing the foregoing and otherwise in form and substance and from a qualified law firm of recognized standing acceptable to Lessor.

Notwithstanding anything to the contrary contained herein, (x) any transfer of possession of the Aircraft by reason of any Permitted Sublease shall be, and shall expressly provide that it is, subject and subordinate to all of the terms of this Lease, including, without limitation, Lessor's right to the return and/or repossession of the Aircraft upon the occurrence of an Event of Default or otherwise pursuant hereto; (y) none of the terms and provisions of such Permitted Sublease shall be adverse or inconsistent with the terms and provisions hereof and the rights and privileges of Lessor hereunder; and (z) Lessee shall remain primarily liable hereunder for the performance of all the provisions hereof, and obligations and duties of Lessee hereunder to the same extent as if such transfer of possession of the Aircraft had not occurred and notwithstanding the terms and provisions of any Permitted Sublease. Lessee shall advise Lessor in writing of its request for consent to sublease the Aircraft with reasonable detail as to the terms and provisions thereof at least sixty (60) days prior to the proposed commencement date, and Lessor shall respond to Lessee within 15 days after receipt of Lessee's written request for consent (subject to Lessor's review of the final documents and agreements executed and delivered in connection therewith). Lessee shall provide Lessor with copies of the various documents and agreements proposed to be executed and delivered between it and any Sublessee, as soon as practicable thereafter. Lessor shall review the same with reasonable diligence and expedition, and promptly either approve or reject the same in writing to Lessee. All costs incurred and associated with any proposed sublease shall be the sole responsibility of Lessee.

(iii) Certain Limitations on Transfers. With respect to any transfer pursuant to Section 6(a)(i) or 6(a)(ii) hereof:

(1) the rights of any transferee that received possession by reason of a transfer permitted by this Section 6(a) shall be subject and subordinate to all of the terms of this Lease;

(2) Lessee shall remain primarily liable hereunder for the performance of all terms of this Lease to the same extent as if such transfer had not occurred;

(3) no relinquishment of possession of the Aircraft, the Airframe or any Engine pursuant to the terms of this Section 6(a) shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder; and

(4) if any of the actions permitted under Section 6(a)(i), or accomplished pursuant to Section 6(a)(ii), shall result in the divestiture of Lessor's title in and to such Aircraft, Airframe, or Engine, or shall result in a Lien (other than a Permitted Lien) in or on such Aircraft, Airframe, or Engine, prior to the Lien of this Lease, or of any Lien in favor of any Lessor Lender, such action shall be deemed a Casualty Occurrence with respect to such Aircraft, Airframe, or Engine, and Lessee shall comply with Section 11 in respect thereof.

(b) Reciprocal Recognition of Rights. In the event Lessee shall have received from the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement a written agreement complying with clause (B) of Section 6(a)(i)(3) hereof (which agreement may be contained in the lease, conditional sale agreement or security agreement relating to such airframe), and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

(c) Lawful Insured Operations. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any Applicable Law or law of any Governmental Entity, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's operating manuals or instructions for the Aircraft. In the event that any Applicable Laws require alteration of the Aircraft, Lessee shall comply therewith at its sole cost and expense and shall maintain the same in proper condition for operation under all Applicable Laws. Lessee agrees not to operate the Aircraft, or permit the Aircraft to be operated: (i) unless the Aircraft is covered by insurance as required by the provisions hereof, or (ii) contrary to the terms of such insurance. Lessee also agrees not to operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Lease.

(d) Maintenance. Subject to the provisions of Section 9 hereof, Lessee, at its own cost and expense, shall:

(i) perform or cause the Approved Maintenance Provider to perform all airworthiness directives, mandatory manufacturer's service bulletins, and all other mandatory service, inspections, repair, maintenance, overhaul and testing: (A) as may be required under applicable FAA rules and regulations and in compliance with the Maintenance Program, (B) in the same manner and with the same care as shall be the case with similar aircraft and engines owned by or operated on behalf of Lessee without discrimination, and (C) so as to keep the Aircraft in as good operating condition as when delivered to the Lessee, ordinary wear and tear excepted, with all systems in good operating condition;

(ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained at all times under applicable FAA regulations and any other Applicable Law, including, but not limited to any equipment modifications or installations required by the FAA;

(iii) maintain, in the English language, all records and other materials required by, and in accordance with the requirements of Exhibit G hereto, and in a manner acceptable to the FAA and any other Governmental Entity having jurisdiction over the Aircraft and its operation; and

(iv) Lessee shall furnish Lessor reports on a monthly basis, concurrent with its payment of Maintenance Reserves: (A) on the hours/cycles operated for the Airframe and Landing Gear; (B) on the hours/cycles operated for each Engine (noting its location) whether or not installed on the Airframe; and (C) on an annual basis, a list of those service bulletins, airworthiness directives and engineering modifications incorporated on the Aircraft during the preceding calendar year.

(e) Registration. At all times during the Term, Lessee shall keep the Aircraft registered in the United States in accordance with Applicable Law in the name of Lessor as owner and lessor hereunder, and to otherwise accomplish such other filings as are required by the FAA and Applicable Law and any other government or Governmental Entity having jurisdiction over the Lessee, and the Aircraft and its operation. Lessee shall keep the Lease, and all amendments and supplements thereto, duly filed and recorded with the FAA.

(f) Lease Identification. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification, as delivered by Lessor, in the cockpit in a location reasonably adjacent to, and not less prominent than, the airworthiness certificate for the Aircraft and to place the Lease Identification on each Engine. Lessee agrees to make such changes to the Lease Identification as Lessor may reasonably request from time to time.

(g) Maintenance Reserves.

(i) Lessee shall pay in arrears, no later than the fifth (5th) Business Day of the month during the Term, to Lessor, as Supplemental Rent, the Maintenance Reserves on such dates and in such amounts with respect to the Airframe, each Engine and the Landing Gear as specified in Exhibit C hereto. Such payments are Supplemental Rent and are the exclusive property of Lessor, and Lessee shall have no rights thereto except as expressly provided herein.

(ii) Use of Maintenance Reserves. Lessor shall hold the aggregate amounts of Maintenance Reserves paid by Lessee less any disbursements from Maintenance Reserves pursuant to this Section 6(g) in reserve to reimburse Lessee for the actual cost of: (A) Lessee's structural overhaul "4C" and "8C" checks or equivalent contemplated by the Maintenance Program in respect of the Airframe, including structural inspection items and corrosion prevention and control tasks ("CPCP") scheduled and accomplished at the "4C" and "8C" check inspection interval; (B) engine shop visit maintenance involving engine flange separation, performance restoration to either the hot and/or cold section of the Engine, or the replacement of time expired life-limited Parts (where such visits constitute shop visits requiring teardown and disassembly) in accordance with the Maintenance Program, but shall not include removal from or installation on the Aircraft or any associated shipping costs; or (C) scheduled overhauls or off-wing shop repair or life-limited Part replacement of the Landing Gear, but shall not include removal from or installation on the Aircraft or any associated shipping costs; and (D) such other major maintenance project as Lessor shall approve (any of which events contemplated by subclauses (A), (B), (C) and (D) hereof being a "Major Maintenance Program"). If Lessee intends to undertake a Major Maintenance Program, the cost for which it will seek reimbursement from the Maintenance Reserves, Lessee shall notify Lessor at least thirty (30) days in advance and shall request Lessor's consent in writing, of the workscope Lessee desires to accomplish, the estimated cost thereof and the maintenance facility Lessee proposes to have accomplish the work. Lessor shall advise in writing of its consent or rejection within ten (10) days after receipt of Lessee's notice. Any failure of Lessee to timely give the notice required hereunder shall not relieve Lessor of its obligation to release monies to Lessee under subsection (iii) below so long as: (x) Lessor is not prejudiced by such failure, and (y) Lessor's consent would have otherwise been given irrespective of Lessee's not having provided such notice.

(iii) Payment by Lessor. Provided that no Event of Default has occurred and is continuing, any claims by Lessee for reimbursement from Maintenance Reserves shall be made not later than ninety (90) days after completion of the related work for which reimbursement is sought or upon Lessee's receipt of invoices from any external maintenance provider, whichever is later, but in no event later than six (6) months after completion of the related work and provided that Lessee has notified Lessor in writing that such invoices are in process.

Provided no Event of Default shall have occurred and be continuing, Lessor shall pay to Lessee, or directly to the repair facility if Lessee so directs Lessor in writing, within twenty-one (21) days after presentation of an invoice together with supporting evidence reasonably acceptable to Lessor, such as third party bills and work package certified completed, such amounts as are equal to the cost incurred by Lessee and reimbursable to Lessee to the extent permitted hereunder, during the Term of the Lease and claimed by Lessee (together with supporting evidence of the purpose and amount of the expenditure satisfactory to Lessor), in respect of a Major Maintenance Program, including without limitation a Major Maintenance Program undertaken to comply with the requirements set forth in Section 16 and in Exhibit F hereof provided, however, that:

(1) no payment shall be made in respect of replacements or repairs caused by ingestion, foreign object damage ("FOD"), faulty maintenance or installation, or covered by manufacturer's service bulletins (unless such manufacturer's service bulletin is accomplished pursuant to a Major Maintenance Program, as defined in Section 6(g)(ii) hereof), improper operations, misuse, neglect, accidental cause, or any cost which is reimbursable by a claim under the manufacturer's warranties or by insurance (deductibles being treated as reimbursable by insurance for this purpose) after due diligence in effecting recovery, or any other replacements or repairs paid for or reimbursable by any other Person, or for routine maintenance; provided, however, that with respect to Engines only, if any of the foregoing events has occurred, and provided that Lessee has accomplished all repairs to the damaged Engine (and paid any insurance deductibles applicable thereto), Lessee shall be entitled to reimbursement from the Maintenance Reserves for such Engine for the cost of any maintenance accomplished during such visit to the extent reimbursable to Lessee hereunder and which restores life back to such Engine, and which maintenance would have otherwise been accomplished during the next shop visit, and which would not otherwise have been covered by insurance;

(2) the total amounts payable at any time by Lessor to Lessee in respect of the Airframe, Landing Gear and each Engine, individually, shall not in any event exceed with respect to the Airframe, Landing Gear and each Engine the balance of any funds paid by Lessee to Lessor pursuant to this Section 6(g) in respect of the Airframe, Landing Gear or each such Engine respectively (after taking account of all such previous payments by Lessor hereunder), less any repair or overhaul expenditure which Lessor may incur in accordance with the terms of this Lease; and

(3) if, on any occasion during the Term, the maximum amount available to Lessee in respect of the Airframe, Landing Gear or each Engine, respectively, is insufficient to meet a claim for payment, the shortfall is for the account of Lessee and may not be carried forward or made the subject of any further claim for payment.

(iv) Lessee's Right to Payment. For the avoidance of doubt, Lessor and Lessee hereby expressly acknowledge and agree that Lessee has no right to the payment or return of any Maintenance Reserves except as expressly provided in this Lease, and without limitation no such right shall be deemed to arise on termination or expiry of this Lease for any reason.

Section 7. Information and Inspection.

During the Term of this Lease, Lessee agrees to furnish Lessor the following:

(a) if the same are made generally available to the shareholders of Lessee, a copy of any unaudited interim quarterly financial statements of Lessee;

(b) promptly upon the same being made available to the shareholders of Lessee and any Sublessee, but in no event later than ninety (90) days after the end of each fiscal year, a copy of Lessee's annual audited consolidated profit and loss account and balance sheet, and no later than forty-five (45) days following the end of each fiscal quarter, quarterly profit and loss account and balance sheets; and

(c) from time to time such information concerning the location, condition, use and operation of the Aircraft as the Lessor may reasonably request.

Lessee shall permit Lessor or its designee, for each "C" check or any portion thereof, to visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith, at any reasonable time without interfering with the normal commercial operation of the Aircraft, and at Lessor's cost and expense, provided that no Event of Default has occurred and is continuing. Lessee shall provide Lessor with thirty (30) days' prior written notice of each "C" check or portion thereof. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

Section 8. Covenants of Lessee.

In addition to and not in limitation of Lessee's other representations, warranties, covenants and agreements set forth elsewhere in this Lease, Lessee covenants and agrees that:

(a) Maintenance of Corporate Existence. During the term of this Lease, Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee and its business and its ability to perform hereunder.

(b) Maintenance of Status. Lessee is, and shall remain so long as it shall be the Lessee under this Lease, duly qualified to operate and maintain the Aircraft under Applicable Law and in accordance with the requirements of this Agreement.

(c) Payment of Taxes. Lessee will pay or cause to be paid all Taxes (including but not limited to any withholding tax imposed under Applicable Law on Rent payments made to Lessor hereunder, but excluding any sales tax payable in connection with the purchase or sale of the Aircraft by Lessor, or any successor to Lessor) assessments and governmental charges or levies imposed upon it, the Lessor, and the Aircraft and its use and operation (including all landing fees, customs duties, airport fees and the like), arising out of the use and operation of the Aircraft, or upon Lessee's income or profits, or upon any property belonging to it, prior to the date on which the same, if not paid, would give rise to a Lien (other than a Lien permitted by Section 14 hereof) upon the Aircraft, including the Airframe, the Engines or any of the Parts thereof. Lessee shall promptly pay any and all such Taxes as and when the same are due, and Lessee, on reasonable demand from time to time, shall provide written evidence to Lessor that it has paid, or set aside adequate reserves to pay, any Taxes so imposed; provided, however, that Lessee shall have the right, at its own expense, if so permitted by Applicable Law, to contest in good faith the imposition of any and all such Taxes by appropriate procedures and in any reasonable manner that does not impose a material risk of loss, seizure, confiscation or detainment of the Aircraft, the Airframe, any Engine or any Part. Lessee will not be obligated to pay any Taxes measured by the gross annual income or profits of Lessor or Lessor's Lender.

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(d) Place of Business. Lessee will not, without prior written notice to Lessor, change its principal place of business or chief executive office if there is more than one place of business.

(e) Notice of Default. Immediately after Lessee or any of its corporate officers obtains knowledge of a Default or an Event of Default hereunder or under any other Operative Agreement, Lessee shall notify Lessor in writing of such Default.

(f) Governmental Consents. Lessee, at its sole cost and expense, shall maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease, each Operative Agreement, and/or required by any Applicable Law or by any other Governmental Entity, and every document or instrument contemplated hereby or thereby and to take all such additional action as may be proper in connection herewith or therewith. Lessee further undertakes, at its sole cost and expense, to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations of any Governmental Entity as may become necessary for the performance of any of the terms and conditions of this Lease, each Operative Agreement, or any other document or instrument contemplated hereby or thereby or as is otherwise required by Applicable Law.

(g) No Liens. Lessee, at its sole cost and expense, shall at all times keep the Aircraft free and clear of Liens (excluding, however, any Lessor Liens or Permitted Liens).

(h) Licenses. Subsequent to the execution and delivery of this Lease, Lessee will diligently pursue and acquire, and thereafter maintain in full force and effect during the Term of this Lease, or cause any Sublessee to maintain to the satisfaction of Lessor, a current operating certificate, air transport license and a current certificate of airworthiness for the type of passenger operations conducted by Lessee or Sublessee, as the case may be, in accordance with Applicable Law and each other Governmental Entity having jurisdiction over the Aircraft, the Lessee, any Sublessee and each of the transactions contemplated hereby and by the other Operative Agreements.

(i) No Discrimination. Lessee shall not discriminate in its maintenance and care of the Aircraft as between it and the other McDonnell Douglas DC-9-82 aircraft operated by Lessee.

Section 9. Replacement of Parts; Alterations, Modifications and Additions.

(a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced by the Approved Maintenance Provider, or applicable vendor of the same, all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, at its own cost and expense, cause to be removed any Parts, whether or not worn out, destroyed, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall immediately replace such Parts, at its own cost and expense. All replacement Parts shall be free and clear of all Liens, other than Liens permitted by Section 14 hereof, shall be in at least the same modification status and service bulletin accomplishment status, shall be interchangeable as to form, fit and function, and subject to Section 16 hereof, shall have been overhauled, repaired and inspected by an FAA approved agency and shall bear FAA acceptable tags, and shall be in as good an operating condition as, and have a value, utility and remaining useful life at least equal to, the Parts replaced (assuming such replaced Parts were in the condition and repair in which they were required to be maintained by the terms hereof) and all historical records relating to such replacement Parts shall be maintained by Lessee in English, and in compliance with the requirements of the FAA.

All Parts which are at any time removed from the Aircraft shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, (ii) title to such replacement Part shall thereupon vest solely in Lessor, and (iii) such replacement Part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

(b) Alterations, Modifications and Additions. Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA, or to comply with any Applicable Law, rule, directive, mandatory bulletin, regulation or order of any Governmental Entity during the Term of this Lease or of the manufacturer of the Aircraft, Engines or Parts (collectively, "Mandatory Orders"). Notwithstanding the foregoing, if a Mandatory Order is issued on or after the Commencement Date which must be terminated during the Term, the actual costs of complying with and otherwise accomplishing any such Mandatory Order shall be paid by and such compliance shall be the sole responsibility of Lessee, provided, however, that if no Event of Default has occurred and is continuing, Lessor shall reimburse Lessee for costs incurred by Lessee in terminating any such Mandatory Order in excess of One Hundred Fifty Thousand Dollars (US$150,000.00) under the following formula:

(X - $150,000) x (84 months - Y) = Z

84 months

X: = Cost to perform Mandatory Order paid by Lessee (labor, parts and material)

Y: = Remaining term of the Lease when Mandatory Order performed

Z: = Cost paid by Lessor to Lessee

For the avoidance of doubt, the above formula for reimbursement to Lessee of costs incurred for the performance of Mandatory Orders shall only apply to the performance of terminating action required by such Mandatory Order and not to inspections required thereby. Notwithstanding the foregoing, Lessor shall reimburse Lessee for all costs incurred by Lessee in excess of One Hundred Thousand Dollars ($100,000.00) in terminating the Mandatory Order designated as AD #2000-11-01 (MPET Insulation Blanket) or as otherwise amended or revised.

In addition, Lessee, at its own cost and expense, and with the advance written consent of Lessor, may from time to time make alterations and modifications in and additions to the Aircraft, provided no such alteration, modification or addition diminishes the remaining warranty, value or utility, or impairs the condition or airworthiness of the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and shall become subject to this Lease, without the necessity for any further act or transfer, document or notice, provided, however, that Lessee may remove such Parts prior to return of the Aircraft to Lessor on the Expiration Date if such removal does not damage or otherwise result in any diminution in value of the Aircraft, which value the Aircraft would have had at such time had such alteration, modification or addition not occurred.

Section 10. General Tax Indemnity.

(a) Indemnity. Lessee shall pay when due and indemnify and hold each Indemnitee harmless from and against any and from all Taxes imposed against any such Indemnitee, Lessee, the Aircraft or any interest therein or use thereof, and any and all license, registration and recording fees and assessments, as well as Taxes arising directly or indirectly out of this Lease, and each other Operative Agreement, or based on or measured by, the payments of Rent and other amounts due hereunder or thereunder, the terms, covenants and conditions hereof and thereof, or the use, operation, maintenance, possession, condition, control, occupancy, servicing, installation, transportation, storage, substitution, recording, documentation, import, export, rental, lease, location, repair, abandonment, replacement, delivery, registration, repossession, improvement, subleasing, manufacture, rental, settlement of any insurance claim, return or other disposition of the Aircraft or any Part thereof or interest therein regardless of the method of calculation; provided, however, that Lessee shall have no obligation to pay any Taxes assessed by the federal government of the United States, or any state thereof, against the Lessor or any Lessor Lender which are based upon or measured by their respective gross annual incomes or profits.

(b) Reimbursements to Lessee. If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to Section 10(a) such Indemnitee subsequently realizes a net tax benefit (whether due to a tax deduction or credit made available to such Indemnitee) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (i) the actual net reduction in Taxes, if any, realized by such Indemnitee which is attributable to such benefit, savings, deduction or credit and (ii) the actual reduction in any Taxes realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that the obligation of such Indemnitee to make any payment pursuant to this Section 10(b) shall be postponed for so long as the amount of such payment pursuant to (i) above would exceed (x) the amount of all prior payments made by Lessee pursuant to Section 10(a) less (y) the portion of all prior payments computed pursuant to (i) above by such Indemnitee to the Lessee hereunder.

(c) Contests. If a written claim shall be timely made against and timely received by any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 10(a), such Indemnitee shall notify Lessee in writing promptly of such claim and shall provide Lessee such information regarding such claim as claim as Lessee may reasonably request, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure causes a contest to be precluded or such contest right is materially adversely affected by such failure.

If a written claim shall be made for any Tax, for which Lessee is obligated pursuant to Section 10(a), and (x) under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax and, (y) no unindemnified taxes are involved that cannot reasonably be severed from the claim with respect to such Tax, then Lessee shall be permitted, at its expense and in its own name, to contest the imposition of such Tax and (provided that it shall impose no risk of loss, seizure, confiscation or detainment of the Aircraft, the Airframe, the Engine or any part of Lien upon title thereto) to withhold payment during the pending of such contest, if permitted by law. If allowable under local law and permission is granted to Lessee by Indemnitee, which permission shall not be unreasonably withheld, Lessee will be permitted to litigate any Tax claim for which it is obligated to indemnify any Indemnitee provided satisfactory arrangements are concluded which will fully protect such Indemnitee from a final decision adverse to the interest of Lessee and/or Indemnitee. If Lessee cannot contest the Tax in its own name, or if Lessee and Indemnitee agree that any contest should be in the name of Indemnitee, then upon request from Lessee within 30 days after receipt of such notice, such Indemnitee shall at Lessee's expense contest the imposition of such Tax. After considering any views offered by Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee may in its reasonable discretion select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof, provided, however, if Lessee makes arrangements which fully protect Indemnitee from a final decision adverse to Lessee and/or Indemnitee, Lessee may in its discretion select any forum for such contest and the manner in which it is contested. Lessee shall indemnify Lessor and Lessor's Lender for any adverse consequences resulting from such choice of forum by Lessee.

In no event shall such Indemnitee be required or, shall Lessee be permitted, to contest the imposition of any Tax for which Lessee is obligated pursuant to Section 10(a) unless (P) Lessee shall have agreed to pay such Indemnitee on demand, and indemnify such Indemnitee from, and shall so pay and indemnify on demand of such Indemnitee from time to time, all reasonable out-of-pocket costs and expenses that such Indemnitee incurs in contesting such claim or arising out of or relating to such contest (including, without limitation, all out-of-pocket costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (Q) such Indemnitee shall have reasonably determined that the action to be taken will not result in a sale, forfeiture or loss of, or the creation of any Lien (except if Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of Lessor in a manner reasonably satisfactory to Lessor) other than Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Aircraft, Airframe, any Engine or part or any interest therein; (R) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have advanced sufficient funds, on an interest-free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee of such advance; (S) in the case of any tax being contested in the name of an Indemnitee, such Indemnitee shall have received an opinion of independent tax counsel selected by Lessee and approved by such Indemnitee (which approval shall not be unreasonably withheld) and furnished at Lessee's sole expense to the effect that there is a meritorious basis for contesting such claim; and (T) if an Event of Default shall have occurred and be continuing, Lessee shall have, at the option of the Indemnitee, either (i) provided security for its obligation hereunder reasonably satisfactory to the Indemnitee by placing in escrow sufficient funds to cover any such contested Tax or otherwise provided satisfactory provisions for payment or (ii) paid such Tax. If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee, such Indemnitee shall pay Lessee, but not before Lessee shall have made all payments theretofore due to such Indemnitee pursuant to Section 10(a) an amount equal to the Lessor of (X) the amount of such refund, including interest received attributable thereto, and (Y) such Tax payment by Lessee to such Indemnitee plus any other payment by Lessee to such Indemnitee theretofore made pursuant to Section 10(a). If any Indemnitee shall have paid the Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Section 10(a). An Indemnitee shall not settle any such claim or contest pursuant to this provision without the written consent of Lessee (which consent shall not be unreasonably withheld).

Nothing contained in this Section 10(c) shall require any Indemnitee to contest or continue a contest of a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 10(c), if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable to Lessee under this Section 10 in connection with such claim.

In the event an Indemnitee contests any Taxes hereunder, the Indemnitee shall apprise Lessee of all material developments with respect to such contest (provided, however, that a failure to so provide shall not relieve Lessee from its obligations to indemnify hereunder), shall forward copies of all material submissions made in such contest, shall consider in good faith any request concerning the conduct of any such contest and, without waiving the right to be indemnified hereunder with respect to such claim, shall not settle or concede any such contest without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

(d) Forms. Each Indemnitee agrees to promptly furnish from time to time to Lessee or to such other person as Lessee may designate, at Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction, or exemption from any Tax which Lessee may be required to indemnify against hereunder, but only if such Indemnitee may truthfully complete such form and such action shall note have a material adverse effect on such Indemnitee.

(e) Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect to the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 10 or otherwise under the Operative Agreements, then such Indemnitee shall promptly pay to Lessee on the written demand of Lessee an amount which equals any amounts paid by Lessee with respect to such Taxes, plus accrued interest thereon at the Interest Rate from the date of such demand.

(f) Verification. At Lessee's request, the amount of any indemnity payment by Lessee pursuant to this Section 10 or any payment by an Indemnitee to Lessee pursuant to this Section 10 in excess of $100,000 shall be verified by a firm of independent accountants mutually acceptable to Lessee and Indemnitee, who shall be asked to verify, after consulting with such Indemnitee, whether such Indemnitee's computations are correct and to report its conclusions to both Lessee and such Indemnitee. Each Indemnitee and Lessee hereby agrees to provide the accounts with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees and disbursements of such accounting firm shall be paid by Lessee unless such verification shall result in an adjustment in Lessee's favor greater than or equal to the greater of (i) 10% of the total amount verified, (ii) $25,000, or (iii) the fee charged by such accounting firm, in which case such fees and disbursements shall be paid by the appropriate Indemnitee. Any information provided to such accountants by Lessee or an Indemnitee shall be and remain the exclusive property of Lessee or such Indemnitee, as the case may be, and shall be deem by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary an confidential property of such Lessee or Indemnitee, as the case may be, and no person other than Lessee or such Indemnitee and the accountants shall be entitled thereto, and all such materials shall be returned to Lessee or such Indemnitee, as the case may be. Such accounting firm shall be requested to make its determination within thirty (30) days. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon Lessee and such Indemnitee, and Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to such Indemnitee to verify such computations or for any other purpose.

(g) Miscellaneous. In case any report or return is required to be made with respect to any Taxes which are an obligation of Lessee under this Section 10, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor. If actual notice is given by any taxing authority to Lessor that a report or return is required to be filed with respect to any such Taxes referred to in this Section 10, Lessor shall promptly notify Lessee of such required report or return. Lessor agrees to respond to any reasonable request of Lessee for information within the control of Lessor with respect to the filing of any report or return, but Lessee agrees to pay any reasonable costs, fees or other charges of independent counsel or independent accountants incurred in connection with such request.

Lessee's obligations under this Section 10 shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever. Lessee will pay to an Indemnitee, on demand, to the extent permitted by Applicable Law, interest at the Interest Rate on any amount not paid when due pursuant to this Section 10 until the same shall be paid in full. All indemnities, obligations, adjustments and payments provided for in this Section 10 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, an Indemnitee, without declaring this Lease to be in default or taking other action thereunder, and notwithstanding any provision to the contrary contained herein.

(h) Gross-Up. Lessee further agrees that if at any time any Applicable Law or any Governmental Entity requires any deduction or withholding in respect of Taxes from any payment of Rent or other amounts due under this Lease or under any other Operative Agreement, the sum due from the Lessee in respect of such payment shall be increased to the extent necessary to ensure that, after paying such Taxes or making such deductions or withholding, the Lessor or other Person entitled to the same, receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

Section 11. Casualty Occurrences.

(a) Casualty Occurrence with respect to the Airframe. Immediately after a Casualty Occurrence with respect to the Airframe, Lessee shall give Lessor written notice of such occurrence. On or before ninety (90) days after the date of the Casualty Occurrence, or upon receipt of insurance proceeds in an amount equal to the Casualty Value, whichever is sooner, Lessee shall pay to Lessor in immediately available funds the Casualty Value. Upon such payment, and the payment of all other amounts then due and payable under this Lease: (i) the obligation of Lessee to make further payments of Basic Rent hereunder shall terminate, (ii) this Lease shall terminate with respect to the Aircraft, and (iii) Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, free and clear of Lessor's Liens, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence. No Casualty Occurrence shall result in any abatement of Rent until receipt by Lessor of the Casualty Value.

(b) Casualty Occurrence with respect to an Engine. Upon a Casualty Occurrence with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, within sixty (60) days, but in no event later than ninety (90) days after the date of such Casualty Occurrence, convey to Lessor, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except those Liens which are permitted by Section 14 hereof), shall be the same or better make and model, and shall be in as good an operating condition as the Engine being replaced, assuming the Engine being replaced was in the condition and repair required by the terms hereof immediately prior to the Casualty Occurrence. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee title to the Engine which suffered the Casualty Occurrence. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly: (i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a further Lease Supplement hereto, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Engine to this Lease, to be duly executed by Lessee, and recorded pursuant to Applicable Law; (iii) furnish Lessor with such evidence of title to such Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Engine as Lessor may reasonably request; (iv) furnish Lessor with an opinion of Lessee's counsel acceptable to Lessor and any Lessor Lender to the effect that title to such Replacement Engine has been duly conveyed to Lessor, free and clear of all Liens, that such Replacement Engine is duly leased hereunder and that such Replacement Engine is duly subjected to the Operative Agreements and the Lien of the Lessor Lender's mortgage or security agreement; (v) furnish Lessor with such documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Section 11(b), in each case in form and substance satisfactory to Lessor; (vi) furnish such financing statement covering the Replacement Engine as may be reasonably requested by Lessor; and (vii) furnish Lessor with a report by an independent power plant engineer, acceptable to Lessor, that the Replacement Engine meets the requirements of this Lease. Upon full compliance by Lessee with the terms of this Section 11(b), Lessor will transfer to Lessee all of the right, title and interest in the Engine, free and clear of Lessor's Liens, which suffered the Casualty Occurrence and which was originally leased to Lessee. For all purposes hereof, each such Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft. No Casualty Occurrence covered by this Section 11(b) shall result in any reduction in Rent.

(c) Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer under insurance (other than Excluded Payments), or from any Governmental Entity or other Person with respect to a Casualty Occurrence will be applied as follows:

(i) unless clause 11(c)(ii) below is applicable, so much of such payments as shall not exceed the Casualty Value required to be paid by Lessee pursuant to Section 11(a) of this Lease shall be paid to or as directed by Lessor in reduction of Lessee's obligation to pay such Casualty Value if not already paid by Lessee, or, if already paid by Lessee (unless an Event of Default shall have occurred and be continuing) shall be applied by Lessor to reimburse Lessee for its payment of such Casualty Value and the balance of such payment, if any, remaining thereafter, if such payment is received with respect to insurance other than liability insurance (unless an Event of Default shall have occurred and be continuing) shall be paid over to, or retained by Lessee; or

(ii) if such payments are received as a result of a Casualty Occurrence with respect to an Engine which is being replaced by Lessee with a Replacement Engine pursuant to Section 11(b) hereof, unless an Event of Default shall have occurred and be continuing, all such payments shall be paid over to, or retained by, Lessee if Lessee has fully performed or, concurrently therewith will fully perform, the terms of Section 11(b) and of Section 15 hereof with respect to the Casualty Occurrence for which such payments are made.

(d) Requisition for Use by Government with Respect to the Aircraft. In the event of the requisition for use by a Governmental Entity of the Airframe or any Engine (other than a requisition constituting a Casualty Occurrence), all of Lessee's obligations under this Lease, including without limitation those with respect to the Airframe or such Engine, shall continue to the same extent as if such requisition had not occurred; provided, however, that if it is impossible for Lessee to perform its maintenance obligations with respect to the Airframe or such Engine because of the possession of the Airframe or such Engine by such Governmental Entity, promptly upon the return of the Airframe or such Engine to Lessee, Lessee shall undertake all actions necessary to restore the Aircraft or such Engine to the condition it would have been in had Lessee fully performed such obligations throughout the period of time the Aircraft or such Engine was in the possession of such Governmental Entity. All payments received by Lessor or Lessee from the Governmental Entity for the use of the Airframe or such Engine during the Term therefor shall be paid over to, or retained by, Lessee if no Default or Event of Default shall have occurred and be continuing; and all payments received by Lessor or Lessee from the Governmental Entity for the use of such item after the Term therefor shall be paid over to, or retained by, Lessor.

(e) Other Applications. Any amounts not payable to or retained by Lessee pursuant to this Section 11 or Section 12 hereof because a Default or an Event of Default shall have occurred and be continuing shall be paid to Lessor until such Default or Event of Default shall cease to be continuing, except that if Lessor shall have theretofore declared this Lease to be in default pursuant to Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

Section 12. Insurance.

(a) Public Liability and Property Damage Insurance. Lessee will carry and maintain in effect, at its own cost and expense, with Approved Insurers, comprehensive airline public liability insurance (including, without limitation, contractual liability to cover Lessee's obligations under Section 13 of this Lease, and passenger legal liability, but only to the extent of the terms and conditions of the policy), and property damage insurance with respect to the Aircraft. Such insurance shall be in an amount not less than the amount applicable to similar passenger aircraft and engines which comprise Lessee's fleet, shall be of the type usual and customary by U.S. airline standards for U.S. carriers operating other similar aircraft in similar operations and carried by Lessee on the other aircraft in Lessee's fleet and shall at all times be in amounts not less than Three Hundred Fifty Million Dollars (US$350,000,000.00), per occurrence, with zero deductible. Lessee shall not discriminate against the Aircraft in providing such insurance.

(b) Insurance Against Loss or Damage. Lessee, at its own cost and expense, will maintain in effect with Approved Insurers "all-risk" ground and flight aircraft hull insurance (which shall include, but not be limited to, war risk and allied perils, hijacking, and coverage against strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of Lessee, and foreign object damage (defined as sudden and unexpected impact with a foreign object requiring immediate withdrawal of the Engine from service) to Engines) covering such Aircraft, and fire, transit and extended and "all-risk" coverage insurance with respect to Engines and Parts while not installed on such Aircraft or an aircraft, which in each case is at least as broad as coverage of the type usual and customary by U.S. airline standards for airline carriers operating other similar aircraft in similar operations and carried by Lessee on the other aircraft in Lessee's fleet. Such insurance shall be for an amount not less than the Casualty Value. Such insurance shall include provisions for deductibles in an amount of not more than Five Hundred Thousand Dollars (US$500,000.00). No deductible shall apply in the event of a Casualty Occurrence.

(c) Required Policy Designations and Provisions. Each policy of insurance obtained and maintained pursuant to this Section, and each policy obtained in substitution or replacement for any such policies, shall: (i) designate Lessor as owner of the Aircraft covered thereby, and shall designate the Indemnitees as additional named insureds, and the Lessor and/or the Lessor Lender as loss payee, as their interests may appear (but without imposing upon the Indemnitees any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies); (ii) expressly provide that, in respect of the interests of the Indemnitees in such policies, the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Indemnitees regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (iii) provide that if such insurance is canceled by the Approved Insurers for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Indemnitees or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, adverse change or lapse shall not be effective as to the Indemnitees for thirty (30) days (seven (7) days in the case of war risks or allied perils coverage or such lesser period of time as may be customarily applicable) after issuance to the Indemnitees of written or telex notice by such insurer or insurers to Lessor and Lessor's Lender of such prospective cancellation, change or lapse; (iv) include coverage for the territorial limits of any country in which the Aircraft may at any time be located; (v) provide that, as against the Indemnitees, the insurer waives any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise; and (vi) provide that in the event of any damage or loss, whether or not a Casualty Occurrence hereunder, and which results in a payment, such payment shall be payable directly to Lessor as the sole loss payee, for the account of all interests, except as otherwise set forth in subparagraph 12(e) hereof. Each such policy shall be primary without right of contribution from any other insurance which may be carried by the Indemnitees.

Lessee shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to Lessee. Similarly, the Indemnitees shall have the right to carry additional and separate insurance for their own benefit at their own expense, without, however, thereby limiting Lessee's obligations under this Section 12.

(d) Application of Insurance Proceeds for a Casualty Occurrence. It is agreed that insurance payments which arise from insurance obtained hereunder and received as the result of the occurrence of a Casualty Occurrence shall be applied in accordance with Section 11(c) hereof.

(e) Application of Insurance Proceeds for Other than a Casualty Occurrence. The insurance payments for any property damage loss to the Airframe or any Engine not constituting a Casualty Occurrence, or to any Part, shall be paid to Lessor, and thereafter be applied by Lessor in payment for the repairs or for replacement property Lessee is required to perform or that Lessee must obtain in accordance with the terms of Sections 9 or 11 of this Lease, or, if such repair or replacement has already been paid for by the Lessee, to promptly reimburse Lessee for such repairs or replacements, and any balance remaining after compliance with such sections with respect to such loss shall be applied, in the sole discretion of Lessor, towards any amounts due and owing to Lessor hereunder by Lessee, provided, however, that if no Event of Default shall have occurred and is continuing, the first One Hundred Thousand Dollars ($100,000.00) of insurance payments for any property damage loss to the Airframe or any Engine not constituting a Casualty Occurrence, or to any Part, shall be paid to Lessee for the repairs or for replacement property.

(f) Application in Default. Any amount referred to in Section 11(c) or Section 12(e) hereof which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be immediately delivered by Lessee to Lessor, if at the time of such payment, an Event of Default shall have occurred and be continuing. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

(g) Certificates of Insurance. On or before the Commencement Date, hereafter on each renewal by the Lessee of the insurance required hereby, Lessee will furnish to Lessor a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer, appointed by Lessee, describing in reasonable detail insurance carried on the Aircraft and certifying that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will instruct such Approved Insurance Broker who is authorized by an Approved Insurer to agree to advise Lessor in writing or by telex: (i) at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage or such lesser period of time as may be customarily applicable) prior to the termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance; and (ii) at least three (3) Business Days or, in the case of any war risk and allied perils coverage, such lesser period of time as may be customarily applicable, prior to any non-renewal by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance.

(h) Reinsurance. If the Aircraft is ever registered outside the United States, or otherwise insured outside of the United States, then all of the insurances required hereunder are to be reinsured and such reinsurance shall contain a "cut-through" clause reasonably satisfactory to Lessor and each Lessor's Lender, and Lessee will furnish to Lessor and Lessor's Lender a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer, describing in reasonable detail the reinsurance carried on the Aircraft and certifying that the reinsurance then maintained on the Aircraft complies with the terms of this Lease.

(i) Y2K Exclusions. Lessee shall secure coverage in respect of all of the foregoing insurances under AVN 2001 and AVN 2002 so as to insure against any applicable exclusions from coverage under AVN 2000, in each case to be confirmed by certificates to be delivered under subparagraph 12(g) above.

Section 13. Indemnification.

Lessee hereby agrees and undertakes to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, settlements, causes of action, legal proceedings (whether civil or criminal), penalties, fines, Taxes, other actions, and any attorneys' fees and all other costs and expenses in connection therewith, including any of the foregoing arising or imposed with or without any such Indemnitee's fault or negligence, except as set forth below, or under the doctrine of strict liability or any other theory of liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to: (i) the Aircraft or this Lease or the enforcement of any of the terms hereof and thereof, including but not limited to the breach of any representation, warranty, covenant, obligation or duty of Lessee hereunder or under any Operative Agreement or any other document of agreement executed and delivered in connection herewith or with respect to any Indemnitee; or (ii) the condition, manufacture, delivery, lease, acceptance, possession, repossession, return, disposition, use, registration, import, export, maintenance, storage or operation of the Aircraft either in the air or on the ground; or (iii) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from any material or articles or Parts used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located; or (iv) any transaction, approval, or document contemplated by this Lease or any Operative Agreement, or given or entered into in connection herewith or therewith; provided, however, that Lessee shall be subrogated to all rights and remedies which Lessor may have against the Manufacturer, the Engine Manufacturer, the Approved Maintenance Provider, or the manufacturer of any Part, or any of their subcontractors. In the event Lessee is required to indemnify any Indemnitee hereunder, Lessee shall pay to such Indemnitee an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnitee in respect of such payment, is equal to the amount of the indemnification required, provided, however, that all of the provisions of Section 10 hereof shall apply to such payment; and provided further, however, that Lessee shall not be required to indemnify any Indemnitee against Claims arising out of any one or more of the following: (1) such Indemnitee's gross negligence or willful misconduct; (2) any representation or warranty by such Indemnitee in the Operative Agreements being incorrect; (3) the failure by such Indemnitee to perform or observe in any material respect any agreement, covenant or condition in any of the Operative Agreements, including, without limitation, the creation or existence of a Lessor's Lien; (4) in the case of any Indemnitee a disposition (whether voluntary or involuntary) by such Indemnitee of all or any party of its interest in the Airframe or any Engine or in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Agreements other than during the continuance or as a result of a Default or an Event of Default; and (5) any Taxes or loss of tax benefit or increase in tax liability, whether or not Lessee is required to indemnify for such Taxes pursuant to Section 10(a) hereof (it being understood that Section 10(a) hereof exclusively provided for Lessee's liability with respect to Taxes).

If a claim is made against an Indemnitee involving one or more Claims and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided, however, that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder. Upon acknowledging its obligation to indemnify such Indemnitee pursuant to the terms of this Section 13, Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Claims, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Claims and other claims related or unrelated to the transactions contemplated by the Operative Agreements, to assume responsibility therefor and control of such claim for Claims to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings, (i) if an Event of Default shall have occurred and be continuing or (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft or any part thereof, unless in such an event Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk. An Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions. The Lessee shall supply any Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for each Indemnitee to control or participate in any proceeding to the extent permitted by this Section 13. Nothing contain in this Section 13 shall be deemed to require an Indemnitee to assume responsibility for or control of any judicial or administrative proceeding with respect hereto.

The Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 13; provided, however, the Lessee shall not be entitled to any income tax return of any Indemnitee.

Upon payment of any Claim pursuant to this Section 13, Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to co-operate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's sole cost and expense.

In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 13, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall, except that such obligation shall be postponed for as long as an Event of Default shall have occurred and be continuing, promptly pay Lessee, but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 13, an amount equal to the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement received and net of all expenses incurred in obtaining the same.

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Lessee hereby waives, and releases each Indemnitee from any Claims (whether now existing or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel or any agent of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, manufacture, purchase, delivery, leasing, condition, use, maintenance, storage, repossession or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article or Part used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time, except for Claims based upon the gross negligence or willful misconduct of Lessor.

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The indemnities contained in this Section 13 shall survive the execution and delivery of this Lease and the other Operative Agreements, and shall continue in full force and effect notwithstanding the expiration or other termination of this Lease or other Operative Agreement and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

Section 14. Liens.

Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein, except: (i) the respective rights of Lessor and Lessee as herein provided; (ii) Lessor's Liens with respect to the Aircraft; (iii) Permitted Liens; and (iv) Liens in favor of any Lessor Lender.

Section 15. Perfection of Title and Further Assurances.

(a) Recordation of Lease. Lessee shall, at its sole cost and expense, and as may otherwise be directed by Lessor from time to time, cause this Lease, all exhibits hereto, any amendments or supplements hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded, and to be re-executed, re-filed and re-recorded at all times during the Term with the FAA and each other Governmental Entity having jurisdiction over the Aircraft, this Lease, the Operative Agreements and the transactions contemplated hereby and thereby to the extent required to perfect and preserve Lessor's and Lessor Lender's interest and title in and to the Aircraft, this Lease and each Operative Agreement to the maximum extent possible under Applicable Law.

(b) Other Filings.

(i) If at any time any filing or recording is reasonably necessary to protect the interest of Lessor or any Lessor Lender, Lessee, at its own cost and expense and upon request by Lessor or any Lessor Lender, shall cause this Lease and any Lessor Lender's security agreement and any and all additional instruments which shall be executed pursuant to the terms hereof or thereof, to be kept, filed and recorded and to be re-executed, refiled and re-recorded in the appropriate office pursuant to Applicable Law to perfect, protect and preserve the rights and interests of Lessor and any Lessor Lender hereunder and in the Aircraft. At the reasonable request of Lessor or any Lessor Lender, Lessee shall furnish to Lessor and any Lessor Lender opinions of counsel or other evidence satisfactory to Lessor and any Lessor Lender of each such filing or refiling and recordation or re-recordation.

(ii) Without limiting the foregoing, Lessee shall do or cause to be done, and pay all Taxes in connection with, at Lessee's sole cost and expense, any and all acts and things which may be required to perfect and preserve the title and interest of Lessor and the Lien of any Lessor Lender in the Aircraft and this Lease, as Lessor and any Lessor Lender may reasonably request. Lessee shall also do or cause to be done, at its sole cost and expense, any and all acts and things which may be required under the terms of any other Applicable Law involving any jurisdiction in which Lessee may operate, or any and all acts and things which the Lessor or any Lessor Lender may reasonably request, to perfect and preserve Lessor's ownership rights regarding and any Lessor Lender's Lien in and to the Aircraft within any such jurisdiction.

(iii) In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish, protect and perfect the rights and remedies created or intended to be created in favor of Lessor and any Lessor Lender hereunder, including, without limitation, if reasonably requested by Lessor at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to any Lessor Lender's security agreement in recordable form, subjecting to this Lease and to the Lien of any Lessor Lender's security agreement, any Replacement Engine and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction. In no event shall Lessee be required to take any action in any country other than the United States and/or any other country in which the Aircraft is operated, subleased or reregistered. Lessee shall not consolidate with or merge into any other corporation unless Lessee has notified Lessor and any Lessor Lender in writing prior to the consummation of such transaction and Lessee shall have taken all such actions requested by Lessor or Lender pursuant to this Section 15.

Section 16. Return of Aircraft and Records.

(a) Return. On the Expiration Date or such other Return Occasion, Lessee, at its own expense, shall return the Aircraft to Lessor in the condition specified in Exhibit F hereto in Tucson, Arizona, or at such other location in the continental United States designated by Lessee, or if an Event Of Default has occurred, at a location to be designated by Lessor (the "Return Location"), fully equipped, with all required Parts and Engines, duly installed thereon, by delivering the same to Lessor at such location. At such time as the Aircraft has been inspected by Lessor and found to be in the condition required hereunder, Lessor shall issue a redelivery receipt to Lessee confirming the same. Any engines installed on the Aircraft returned to Lessor hereunder which had not originally been installed on the Aircraft will be deemed to be part of the Aircraft and owned by Lessor, and Lessor shall, subject to such engines fulfilling all requirements of a Replacement Engine under Section 11(b) hereof, and otherwise complying with all requirements of Exhibit F hereto, relinquish title to any Engines previously removed and replaced by such last-installed engines. Notwithstanding the provisions of Section 9(a) hereof, any and all Parts replaced with Parts that have not been overhauled, repaired and inspected by an FAA approved agency and which do not bear FAA acceptable tags shall be replaced with Parts that do so comply; and provided that any replaced Part shall have an equivalent or later part number, shall have a value and modification status and remaining useful life at least equal to the replaced Part, and shall be completely interchangeable as to form, fit and function. There shall be no substitution of time controlled components such that time remaining on any replacement component is less than the time that was remaining on the replaced component, based upon the actual hours/cycles operated by Lessee.

(b) Engines. Lessee may return the Aircraft on the Return Occasion with an engine not owned by Lessor, so long as (i) such engine conforms in all respects to the requirements set forth in Section 11(b) hereof with respect to a Replacement Engine; (ii) such engine conforms to the return condition requirements set forth in Subsections 16(d) and 16(f) hereof; and (iii) Lessee, at its own expense and concurrently with such delivery, furnishes Lessor with a warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such engine and with evidence of Lessee's full and unencumbered title to such engine (including, if requested, an opinion of Lessee's counsel to the effect of the opinion required by Section 11(b)(iv) hereof) and Lessee takes such other action as Lessor may reasonably request in order that full legal and beneficial ownership and title to such engine shall be duly and fully vested in Lessor; provided however, that there shall be no substitution of an engine for an Engine such that the time and cycles remaining on any Replacement Engine is less than the time and cycles that were remaining on the replaced Engine based upon actual hours / cycles operated by Lessee. Lessee's obligation to comply with the terms of this Subsection 16(c) shall be conditioned on the Lessor's transferring to Lessee full legal and beneficial ownership and title to any Engine not installed on the Aircraft at the Return Occasion, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Liens, other than Liens which Lessee is required to discharge hereunder.

(c) Records. Upon the Return Occasion, Lessee shall deliver to Lessor all logs, manuals, data and inspection, modification, and overhaul records which are required to be maintained with respect to the Aircraft under applicable rules and regulations of the FAA, and otherwise in accordance with the terms of this Lease and Exhibit G hereto. Lessee shall deliver to Lessor all such Maintenance Program data and other information as is required to transition the Aircraft to another operator's maintenance program.

(d) Service Bulletin and Modification Kits. At or upon the return of the Aircraft pursuant to this Section 16, Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed, together with appropriate instructions for installation. In the event such uninstalled kits were purchased or manufactured by Lessee, then Lessor shall have a right to purchase such kits at Lessee's acquisition price for a period of ninety (90) days after return of the Aircraft.

(e) Condition of Aircraft. Upon the Return Occasion, Lessee shall return the Aircraft to Lessor in such condition that the Aircraft shall comply with all of the conditions set forth in Exhibit F hereto, with all Aircraft systems fully functional and in good working order.

(f) Final Inspection. Upon the Return Occasion, Lessee shall make the Aircraft available, at Lessee's expense, to Lessor at Lessee's principal maintenance base or such other location mutually agreed to by Lessor and Lessee for detailed inspection in order to verify that the condition of the Aircraft complies with the requirements set forth above, and Lessee shall thereafter make the Aircraft available at the Return Location for a further and final Engine inspection, including borescope and power assurance runs (such inspection being hereinafter collectively referred to as the "Final Inspection"). Lessor shall cause the Final Inspection to be conducted only during those times when the Aircraft is not engaged in operation. Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of such Final Inspection. The period allowed for the Final Inspection shall have such duration as to permit the opening of any areas of the Aircraft which Lessee is required to open to satisfy the requirements of Exhibit F. The Final Inspection shall commence on or before the Expiration Date with respect to the Aircraft and shall continue on consecutive days until all activity required above to be conducted during the Final Inspection has been concluded. To the extent that any portion of the Final Inspection extends beyond the Expiration Date (other than due to the fault of the Lessor), the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder shall continue on a daily basis at the rate of 125% of the Basic Rent until the Final Inspection shall have been concluded. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by Lessee, and Lessee shall continue to insure the Aircraft in accordance with Section 12 during any such extension period. Lessor shall work diligently in its inspection of the Aircraft.

(g) Aircraft Documentation. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Subsection 16(f) above, Lessee agrees to make available to Lessor at Lessee's principal maintenance base not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft generated during Lessee's possession of the Aircraft, and as Lessor may otherwise reasonably request.

(h) Corrections and Subsequent Corrections. To the extent that the Aircraft or any Engine fails upon the Return Occasion to conform to any requirement imposed by this Lease and particularly Section 16(f), Lessor, at its sole option, may continue the Lease in effect in the manner provided for in Section 16(f) above with regard to automatic extension until such time as the Aircraft is brought up to the condition required by Section 16(f) above; or Lessor may accept the return of the Aircraft and thereafter have any such nonconformance corrected at such time as Lessor may deem appropriate but not to occur later than sixty (60) days following the return of the Aircraft, at commercial rates then charged by the Person selected by Lessor to perform such correction and Rent shall continue as set forth in Section 16(f) above for the number of days required to perform such correction. Any direct expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee within thirty (30) days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such correction. Lessee's obligation to pay such Supplemental Rent shall survive the passage of the Expiration Date or other termination of this Lease.

(i) Functional Check Flight. Immediately prior to the expiration of the Term, observers (not to exceed five (5) in number) selected by Lessor will accompany Lessee's flight crew on a functional check flight (not to exceed two (2) hours in duration) to be accomplished in accordance with Manufacturer's procedures and at Lessee's expense to demonstrate the airworthiness of the Aircraft being returned and proper functioning of all systems and components. At all times during such functional check flight Lessee's flight crew shall be in command of the Aircraft; provided, however, that Lessor's qualified pilots may operate the controls as provided in Exhibit F hereto to the extent permitted by applicable regulations. Any discrepancy or malfunction detected shall be corrected at Lessee's expense and subject to the requirements of this Section 16.

(j) Legal Status Upon Return. Upon the Return Occasion, the Aircraft shall be: (i) free and clear of all Liens, except for Lessor's Liens; (ii) if so requested by Lessor, eligible for immediate de-registration from the FAA, with a valid certificate of airworthiness for export; (iii) certified as an airworthy aircraft by the FAA, and eligible for operation by a United States air carrier for passenger operations under FAR Part 121; and (iv) in full compliance with the Maintenance Program and all airworthiness directives, mandatory service bulletins, and FAR's in accordance with Exhibit F hereof.

Section 17. Events of Default.

Any one or more of the following occurrences or events shall constitute an Event of Default:

(a) Lessee shall fail to make any payment of Rent to Lessor when due under this Lease and such payment shall be overdue for a period of three (3) Business Days;

(b) Lessee shall fail to obtain and maintain any insurance required under the provisions of Section 12 hereof, or shall let any such insurance coverage lapse, or shall operate the Aircraft outside of the scope of the insurance coverage maintained with respect to the Aircraft;

(c) any representation or warranty made by Lessee in Sections 5(c)(i) through 5(c)(vi) hereof inclusive is incorrect at the time given in any material respect; any other representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or therewith or pursuant hereto is incorrect in any material respect at any time during the Term and the Lessee fails to cure the same so as to make the representation or warranty correct within thirty (30) days after Lessee has actual notice thereof;

(d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease and such failure shall continue for a period of thirty (30) days after notice thereof is given by Lessor to Lessee, or if Lessee shall fail to observe its covenant to keep the Aircraft free and clear of Liens, fifteen (15) days after the date of imposition of any such Lien;

(e) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect (other than for purposes of a solvent reorganization on terms previously approved by Lessor), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors;

(f) an order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee or of all or any substantial part of its property, or all or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof;

(g) a petition against Lessee in a proceeding under bankruptcy, insolvency or other similar laws of any Governmental Entity (as now or hereafter in effect) is filed and is not withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any Applicable Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any substantial part of its property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty (60) days;

(h) a final judgment for the payment of money not covered by insurance in excess of Five Hundred Thousand Dollars (US $500,000.00), or final judgments for the payment of money not covered by insurance in excess of Five Hundred Thousand Dollars (US $500,000.00) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of thirty (30) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded or attachments or other Liens, except for security interests;

(i) Lessee shall receive notice of default or exercise of remedies with respect to the payment of any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft which has a principal amount of Five Hundred Thousand Dollars (US $500,000.00) or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal)) when the same becomes due if such nonpayment results in an acceleration of such indebtedness;

(j) a default or an event of default shall occur under any other Operative Agreement, or under any other agreement between Lessor and Lessee or between any affiliate or subsidiary of Lessor and Lessee; or

(k) any of the foregoing occurrences or events shall have occurred or be continuing with respect to any Sublessee, if any, or under any Permitted Sublease, mutatis mutandis, as if Sublessee were substituted in the place of Lessee hereunder.

Section 18. Remedies.

(a) Upon the occurrence of any Event of Default and any time thereafter so long as the same shall be continuing, Lessor may, at its option and without notice to Lessee, declare this Lease to be in default and, at any time thereafter so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of any Applicable Law then in effect:

(i) demand that Lessee, and Lessee shall upon such demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor at such location as may be directed by Lessor, in the manner specified in such notice, and such return shall not be delayed for purposes of complying with the return conditions specified in Section 16 hereof (none of which conditions shall be deemed to affect Lessor's possession of the Aircraft) or delayed for any other reason. Notwithstanding the foregoing, at Lessor's option, Lessee shall be required thereafter to take such actions, at Lessee's expense, as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof. In addition, Lessor, at its option and to the extent permitted by Applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damage caused by gross negligence or willful misconduct of Lessor;

(ii) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee;

(iii) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease;

(iv) retain and / or liquidate the Security Deposit;

(v) terminate this Lease by written notice to Lessee and/or repossess the Aircraft; and

(vi) exercise any other remedy available under Applicable Law.

In addition to the foregoing, Lessee shall be liable for any and all unpaid Rent during or after the exercise of any of the aforementioned remedies, together with interest on such unpaid amounts at the Interest Rate, and until satisfaction of all of Lessee's obligations to Lessor hereunder and for all reasonable legal fees and other costs and out-of-pocket expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 16 hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Section. Further, upon the occurrence of any of the events specified in Sections 17(e), 17(f), and / or 17(g), this Lease shall immediately terminate and Lessee shall forthwith, or shall require and instruct any such receiver or trustee to return the Aircraft to Lessor in the condition required by and otherwise in accordance with Section 16 hereof.

(b) In effecting any repossession, Lessor, its representatives and agents, to the extent permitted by Applicable Law shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee which was on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful misconduct; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and (v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part may be located from the landlord or owner thereof.

(c) If demanded by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, any Engines or Parts available at such location as may be directed by Lessor. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, any Engines or Parts, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all out-of-pocket expenses, disbursements, costs and fees incurred in: (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof; and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor, in its sole discretion, considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof, all at Lessee's sole expense.

(d) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, may demand, and Lessee hereby agrees to pay to Lessor on demand on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, the sum of any Rent due on or before such payment date plus the following amounts (together with interest, if any, on such amount at the Interest Rate from such specified payment date until the actual payment of such amount): (x) an amount equal to the aggregate remaining payments of Basic Rent due and owing through the scheduled Expiration Date specified in the Lease Supplement computed as of the payment date specified pursuant this Section 18(d); or (y) if Lessor has subsequently leased the Aircraft to a third party lessee, an amount equal to the excess of the aggregate remaining unpaid payments of Basic Rent due and owing through the scheduled Expiration Date specified in the Lease Supplement, over the actual lease rentals collected by Lessor from such third party lessee as of the date of adjudication under this Section 18(d); except that Lessee shall be required to pay to Lessor an amount equal to the full Casualty Value if Lessee does not voluntarily return the Aircraft to Lessor within such ten (10) day notice period at the location designated by Lessor or other location mutually agreed to between Lessor and Lessee, together with interest, to the extent permitted by Applicable Law, at the Interest Rate on the amounts required to be paid hereunder, from such payment date specified pursuant to this Section 18(d) to the date of actual payment of such amount. Upon return of the Aircraft, Lessor shall exercise its reasonable best efforts to lease the Aircraft to a third party lessee as contemplated hereby, and shall diligently pursue any bona fide third party lessee referrals made by Lessee.

(e) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Aircraft or Lessee upon the occurrence of an Event of Default, Lessee and Lessor hereby stipulate that Lessor shall be entitled to sequester the Aircraft and Lessee hereby agrees to deliver the Aircraft into the custody of Lessor or its designated agents for such purpose, at Lessee's expense, upon receipt of a written demand from Lessor with respect thereto.

(f) No remedy referred to in this Section 18 is intended to be exclusive, but, to the extent permissible hereunder or under Applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

Section 19. Alienation.

Lessor shall have the right, at its sole cost and expense, to assign, sell or encumber any interest of Lessor in the Aircraft or this Lease and/or the proceeds hereof subject to the rights of Lessee under the provisions of this Lease. To effect or facilitate any such assignment, sale or encumbrance, Lessee agrees to provide, at Lessor's sole cost and expense, such agreements, consents, conveyances or documents as may be reasonably requested by Lessor, which shall include, without limitation, an unrestricted release of Lessor from its obligations under this Lease. The agreements, covenants, obligations and liabilities contained herein including, but not limited to, all obligations to pay Rent and indemnify each Indemnitee are made for the benefit of each Indemnitee and their respective successors and assigns. Notwithstanding any other term of this Lease, including without limitation the General Tax Indemnity set forth in Section 10 hereof, no assignment, sale or encumbrance shall increase the aggregate financial exposure under the indemnity obligations of Lessee under this Lease as compared to what such obligations would have been had such assignment, sale or encumbrance not occurred. In the event this Lease is assigned, sold or encumbered by Lessor, any assignee, transferee or mortgagee shall agree as a condition precedent thereto not to disturb or otherwise interfere with the quiet enjoyment by Lessee of the Aircraft so long as no Default or Event of Default shall have occurred and be continuing.

Section 20. Miscellaneous.

(a) Severability, Amendment and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, Lessee hereby waives any provisions of Applicable Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease supersedes any prior or contemporaneous agreements, whether oral or in writing, of the parties hereto and shall constitute the entire agreement of the parties hereto. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing expressed to be a supplement to this Lease signed under hand by an officer of the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only, and subject in all events to the terms and conditions hereof. The headings in this Lease are for convenience of reference only and shall not define or limit any terms of the provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. All Exhibits and Schedules attached hereto are incorporated herein by reference and are deemed to be a part hereof.

(b) Governing Law; Jurisdiction. (i) This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance. Lessor and Lessee hereby expressly submit to the non-exclusive jurisdiction of the U.S. federal courts situated in San Francisco, California. Lessee further agrees that any legal action or proceeding against it or any of its assets may be brought in California or in any jurisdiction where Lessee or any of its assets may be found.

(ii) Lessee further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth in Exhibit C hereto. The foregoing, however, shall not limit the rights of the Lessor to serve process in any other manner permitted by Applicable Law or to bring any legal action or proceeding or to obtain execution of judgment or to recover the Aircraft in any jurisdiction. Lessee further agrees that final judgment against Lessee in any action or proceeding or arbitration in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside of California by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee's indebtedness. Lessee hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in California or the courts of any country or place where Lessee or any of its assets may be found, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in California has been brought in an inconvenient forum.

(iii) The foregoing submission to jurisdiction shall not be construed so as to limit the right of either party to take proceedings to enforce any judgment awarded pursuant to any such arbitration against the other in whatsoever jurisdictions shall to it seem fit nor shall the taking of proceedings in any one or more jurisdiction, preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. To the extent that each of Lessor and Lessee may be entitled, in any jurisdiction on which judicial proceedings may at any time be commenced with respect to this Lease or any instrument, agreement or documents contemplated hereby or referred to herein, to claim for itself or its revenues or assets immunity (whether by reason of sovereignty or otherwise) from suit, from the in rem or in personam jurisdiction of any court, from attachment prior to judgment, from attachment in aid of execution of judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each of Lessor and Lessee hereby irrevocable waives such immunity in respect of suit, jurisdiction of any court attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of judgment and other legal process and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) or any order or judgment which may be made or given in such action or proceedings. Lessee hereby expressly waives any rights it may have to a jury trial.

(c) Notices. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses or facsimile numbers set forth in Exhibit C hereto (or such other addresses or facsimile numbers as the parties may designate from time to time by notice pursuant to this Section 20(c)) by telefax and by air courier. Any such notice shall become effective upon the earlier of actual receipt or the fifth (5th) day following the date such notice is sent by air courier.

(d) Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any covenant, agreement or obligation contained herein, Lessor shall have the right but not the obligation to make such payment or conform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 20(d), unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The taking of any such action by Lessor pursuant to this Subsection 20(d) shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease.

(e) Counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease or in any Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be so identified. Subject to the preceding sentence, this Lease and each Lease Supplement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Quiet Enjoyment. Lessor covenants that, so long as no Default or Event of Default has occurred or is continuing, Lessee shall quietly enjoy the use and possession of the Aircraft without interference by Lessor, by any Lessor Lender, or by any Person lawfully claiming by or through Lessor.

(g) Brokers. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

(h) Confidential Treatment. Each of the parties agrees not to disclose to any third party (other than their auditors and respective professional advisors, and except as otherwise required by Applicable Law) any non-public, proprietary information provided by and concerning the other party which the other party specifies as being of a sensitive and confidential nature, including but not limited to the amount of Basic Rent due and owing hereunder.

(i) Translation. In the event that this Lease is translated into a language other than English for purposes of registering or recording the same with another Governmental Entity, the English language version shall control.

(j) Section 1110. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby), Lessee hereby agrees that any right of Lessor to take possession of such Aircraft or Engines in compliance with the provisions of this Lease and in accordance with Section 1110 of Title 11 of the United States Code or any similar provision of any superseding statute, as amended from time to time, shall not be affected by the provisions of Sections 362 or 363 of said Title, or other analogous part of any superseding statute, as amended from time to time, and accordingly, it is the intention of the parties hereto that this Lease be afforded the benefits of said Section 1110.

(k) Expenses. Each party will pay all expenses (including legal, professional and out-of-pocket expenses) incurred or payable by it in connection with the negotiation, preparation, and execution of this Lease and the other Operative Agreements and all such expenses related to any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this Lease and the other Operative Agreements. Notwithstanding the foregoing, Lessee will pay to Lessor and Lessor Lender or its order on demand all reasonable expenses (including reasonable legal and other costs) payable or incurred by Lessor and Lessor Lender for FAA counsel and in connection with the initial registration of this Lease and Lessor Lender's interest therein, and the enforcement of, registration of or preservation of any of Lessor's and Lessor Lender rights under this Lease and the other Operative Agreements associated with or arising, directly or indirectly, from the occurrence of an Event of Default or from a Permitted Sublease hereunder.

(l) Exhibits. Each of the Exhibits A through G attached hereto are incorporated herein by reference and shall be deemed a part hereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

LESSOR:

PEGASUS AVIATION II, INC.

By:

Name:

Title:

LESSEE:

VANGUARD AIRLINES, INC.

By:

Name:

Title:

EXHIBIT A

AIRCRAFT SPECIFICATION

[To Be Provided]

EXHIBIT B

LIST OF MANUALS, DOCUMENTS AND RECORDS

1. Aircraft Maintenance Manual (applicable to this Aircraft)

2. Illustrated Parts Catalog (applicable to this Aircraft)

3. Overhaul Manual

4. Structural Repair Manual

5. Wiring Diagrams (applicable to this Aircraft)

6. Weight and Balance Manual (applicable to this Aircraft)

7. Weight and Balance Report (applicable to this Aircraft)

8. Aircraft Flight Manual (applicable to this Aircraft)

9. Operations Manual (applicable to this Aircraft)

10. Dispatch Manual (MMEL)

11. Emergency Equipment List

12. Copy of Airframe Maintenance Logs

13. Copy of Engine/APU Log and Maintenance Records Required

- Disk Sheet

- Traceablility

- FAA approved repair station tags (or equivalent that meets FAR Part 121 standards) or 8130/8110 form (or equivalent that meets FAR Part 121 standards) or 337 form (or equivalent that meets FAR Part 121 standards), as applicable.

- Airworthiness Directives status, including means, methods and records of compliance.

14. Airframe and appliances Airworthiness Directives status, including means, methods and records of compliance.

15. Inventory of Hard Time Components Listing and Status including FAA approved repair station tag of last overhaul (or equivalent that meets FAR Part 121 standards).

16. Airframe/Engine/Components Mandatory Service Bulletins Status, including means, methods and records of compliance.

17. Mandatory Modification Status, including certification, means and methods of compliance and any applicable engineering data.

18. Copy of Pilot's Flight Log Book Required.

19. Engine Manuals (to be provided post-delivery directly to Lessee from the Engine Manufacturer).

20. Service Bulletin Status, if available from the prior operator of the Aircraft.

EXHIBIT C

AIRCRAFT LEASE AGREEMENT

DEFINITIONS AND VALUES

[TEXT OMITTED]

EXHIBIT D

LEASE SUPPLEMENT NO. 1

LEASE SUPPLEMENT NO. 1, dated __________, 2001, between PEGASUS AVIATION II, INC., a Delaware corporation ("Lessor"), VANGUARD AIRLINES, INC., a Delaware corporation ("Lessee").

WITNESSETH

WHEREAS, Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement [49222], dated as of February 1, 2001 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

WHEREAS, the Lease relates to the Aircraft and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows.

1. Lessor hereby delivers and leases to Lessee under the Lease, and Lessee hereby accepts and leases from Lessor under the Lease, that certain McDonnell Douglas model DC-9-82 aircraft, United States registration N16802 and manufacturer's serial number 49222, and the two (2) Pratt & Whitney model JT8D-217A engines, manufacturer's serial numbers __________ and ___________ (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) (and as further described and defined in the Lease, the "Delivered Aircraft").

2. The Commencement Date for the lease of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Aircraft shall commence on the Commencement Date and shall end on the Expiration Date, which shall be sixty (60) consecutive months from the date hereof, unless sooner terminated, or extended, as provided or permitted in accordance with the terms of the Lease.

4. Lessee hereby confirms to Lessor that: (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 6 of the Lease, (ii) Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, and (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies all of the conditions set forth in the Lease without exception.

5. All of the terms and provisions of the Lease are hereby incorporated by reference in the Lease Supplement to the same extent as if fully set forth herein.

6. This Lease Supplement may be executed in any number of counterparts, each of which counterparts, except as provided in Section 20(e) of the Lease, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease Supplement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.

LESSOR:

PEGASUS AVIATION II, INC.

By:

Name:

Title:

LESSEE:

VANGUARD AIRLINES, INC.

By:

Name:

Title:

EXHIBIT E

DELIVERY AND OTHER REQUIREMENTS

On delivery, the Aircraft shall:

1) GENERAL CONDITION:

a. Be clean by airline standards, with a current Certificate of Airworthiness from the FAA, as applicable, fit for flight with all systems operational, according to their intended use, and having been maintained in compliance with the previous lessee's maintenance program.

b. Have installed the full complement of Engines and other equipment, parts, components, accessories and loose equipment as is normally required in operation of such Aircraft as would remain installed on the Aircraft were the Aircraft to continue operating in continued regular service with each such item functioning in accordance with its intended use.

c. Comply with the Manufacturer's original type certificate, and any revisions up to the date of delivery. Lessor will also provide any appropriate maintenance releases from any certified maintenance facilities.

d. Comply with all Airworthiness Directives ("AD's") and FAR's issued by the FAA affecting such model aircraft which by their terms require compliance on or before the next scheduled "C" check (under the Lessee's maintenance program) following the Commencement Date, without waiver, exemption or extension (proof of which shall be provided by Lessor on or after the Commencement Date), and shall have a current Certificate of Airworthiness and eligible for registration with the FAA.

e. Lessor will provide all required technical documents in its possession relating to the Aircraft to enable the Aircraft to be registered and operated in the United States and any other such documents that are in Lessor's possession.

f. Be stripped and painted in Lessee's livery including wings and horizontal stabilizers at Lessor's cost.

g. Adhere strictly to the corrosion prevention and treatment cards ("CPCP") as prescribed in the Maintenance Program. Such CPCP tasks shall be cleared to the next "C" or "4C" or "8C" check, whichever is next due following delivery of the Aircraft to the Lessee. Lessor and Lessee shall further agree the CPCP tasks which shall be accomplished at the integration check at delivery to Lessee.

h. Neither the Aircraft nor any Engine shall have open, deferred or placarded log book items.

i. All structural inspection items shall be cleared to the next "C" or "4C" or "8C" check, whichever is next due following delivery of the Aircraft to Lessee.

j. Lessor shall use reasonable commercial efforts to provide Lessee with adequate information to transition the Aircraft to Lessee's maintenance program.

2) ENGINES AND APU:

a. The Pratt & Whitney JT8D-200 Engines and APU shall have just completed a video borescope inspection, at Lessor's cost, in the presence of the Lessee of all accessible sections and also a maximum power assurance run in accordance with the Manufacturer's maintenance manual. The JT8D-200 Engines shall be delivered with a minimum of 3,000 hours and 2,000 cycles remaining to the first limited part.

b. The JT8D-200 Engine shall have just completed a visual inspection of the Engine filters and magnetic chip detectors.

c. No Engine shall be on "Watch" and each such Engine shall comply with the operations specification of Lessee without waiver or exceptions.

3) FUSELAGE, WINDOWS AND DOORS:

a. Fuselage shall be free of major dents and abrasions, time limited patches and loose or pulled or missing rivets. All sheet metal and structural repairs shall be in compliance with the applicable manufacturer's structural repair manual or alternatively as approved and documented by the FAA. Repair and dent mapping shall be accomplished at the integration check prior to delivery to Lessee;

b. Doors shall be free moving, correctly rigged and be fitted with serviceable seals.

4) WINGS AND EMPENNAGE AND ENGINE NACELLES:

a. All leading edges and control surfaces shall be free from damage which exceeds the applicable Manufacturer's structural repair manual and applicable aircraft maintenance manual or Manufacturer's approved data and will not have any time limited repairs;

b. All Engine nacelles shall be free of damage which exceeds the applicable Manufacturer maintenance manual limits;

c. Wings shall be free of fuel leaks.

d. The wings shall be equipped with a "clear ice" detection system and deactivation of the heater blanket prevention and detection system, as required. Such detection system shall consist of the painted black and white bands.

  5) COCKPIT:

  a. All decals shall be clean, secure and legible.

  b. All fairing panels shall be free of stains and cracks, and shall be clean, secure and repainted as necessary.

  c. Floor coverings shall be clean and effectively sealed.

  d. Cockpit seat covers shall be fully serviceable, in good condition, and clean, and shall conform to applicable fire resistance regulations.

  e. Each Aircraft shall be equipped with ACARS with a printer.

  6) CARGO COMPARTMENTS:

  a. All panels shall be in good condition, normal wear and tear excepted.

b. All nets shall be in good condition.

  LANDING GEAR AND WHEEL WELLS:

  a. The landing gear shall have not less than twenty-four (24) months remaining until the next removal.

  b. Shall be clean, free of leaks and repaired as necessary.

  . Wheels and brakes will be in serviceable condition and the brakes shall have at least 50% of service life remaining as indicated by wear pins or such lesser amount if acceptable to Lessee.

  AIRCRAFT CONDITION AND CONFIGURATION:

a. Delivered zero (0) time from a "C" Check under the Lessee's approved maintenance program.

b. All time-controlled components on the Aircraft will have sufficient time remaining to clear each component until the next scheduled "C" Check per Lessee's maintenance program.

  c. Lessor and Lessee shall agree to the interior configuration [LOPA] and such other bridging work as shall be shown on an attachment to the delivery receipt.

9) AIIRCRAFT RECORDS AND PUBLICATIONS:

a. Lessor shall provide all records pertaining time controlled and life limited parts as required by FAR 121.380, as well as Airframe and Engine records. In addition, Lessor shall provide all up to date flight manuals, weight and balance and maintenance manuals and other Lessee required manuals which shall be mutually agreed between Lessor and Lessee.

b. Lessor shall be responsible for applicable manual revisions, or supplements required for modifications accomplished by the previous operator and any integration work.

10) TEST FLIGHT:

a. The Aircraft shall undergo an operational test flight, not to exceed two (2) hours which flight shall be conducted by using test flight procedures mutually agreed to by Lessor and Lessee. Lessee shall insure the Aircraft for the purposes of such test flight. Any discrepancies found during the test flight shall be corrected by Lessor at Lessor's expense.

b. After any correction required to comply with the aforementioned conditions, Lessee may require Lessor to either (i) conduct an operational ground check on the Aircraft in accordance with the Manufacturer's maintenance manual or (ii) perform another demonstration test flight if required to verify the satisfactory operation of the systems that are normally flight checked after such correction. Lessor shall clear all discrepancies resulting from these ground and flight checks.

EXHIBIT F

RETURN CONDITION REQUIREMENTS

In addition to the return requirements set forth in the Lease, before the Expiration Date with respect to the Aircraft, Lessee, at its own expense, shall return the Aircraft in compliance with all of the following provisions:

  GENERAL CONDITION:

  a) Be clean by commercial airline standards, fit for flight with all systems operational and functioning in accordance with its intended use and within applicable maintenance manual limits;

  b) Have installed the full complement of Engines and other equipment, Parts and accessories and loose equipment as is normally installed in such Aircraft and shall be in a condition suitable for operation in commercial service;

  c) Have in existence a valid and existing Certificate of Airworthiness with respect to the Aircraft issued by the FAA;

  d) Comply with the Manufacturer's original type certificate, and any revisions up to the date of redelivery. Lessee will also provide any appropriate maintenance releases from any certified maintenance facilities;

  e) Comply with all Airworthiness Directives ("AD's") and FAR's issued by the FAA affecting such model aircraft which by their terms require compliance on or before the next scheduled "C" check (under the Lessee's maintenance program) following the Expiration Date, without waiver, exemption or extension (proof of which shall be provided by Lessee on or after the Expiration Date), and shall have a current Certificate of Airworthiness and eligible for registration with the FAA.

  f) Have installed all applicable no-charge vendor's or manufacturer's service bulletin kits issued prior to the Expiration Date that are applicable to the Aircraft, and to the extent not installed, such kits shall be furnished free of charge to Lessor at redelivery;

  g) Have the Lessee's logos and markings removed, and properly prepared and painted all white or in a livery advised by Lessor which livery shall be at a cost not greater than Lessee's livery, and shall be at Lessee's cost.

  h) Adhere strictly to the corrosion prevention and treatment cards ("CPCP") as prescribed in the Maintenance Program. Such CPCP tasks shall be cleared to the next "C" or "4C" or "8C" check, whichever is next due following redelivery of the Aircraft to the Lessor. Lessor and Lessee shall further agree the CPCP tasks which shall be accomplished at the redelivery "C" check at redelivery to Lessor.

  i) All structural inspection items shall be cleared to the next "C" or "4C" or "8C" check, whichever is next due following redelivery of the Aircraft to Lessor.

  j) Lessee shall provide Lessor with a copy of Lessee's maintenance program and adequate information to transition the Aircraft to the next operators maintenance program.

  k) Will provide all applicable Supplemental Type Certificates ("STC's") and incorporating documentation (Engineering Authorizations or Engineering Orders) for all major modifications; Provided to Lessee at Delivery or accomplished by Lessee during the term of this agreement.

  l) The Aircraft shall have been maintained in accordance with the Lease and with the same care and consideration for technical conditions of the Aircraft as if it were to have been kept in continued regular service by Lessee, and as Lessee normally accomplishes on its other aircraft;

  m) The Aircraft shall be in as good operating condition as when delivered to Lessee, less normal wear and tear;

  ENGINES and APU:

  a) All accessible sections of the Engines and APU shall be video-borescoped by Lessor, or a representative of Lessor, in the presence of Lessee at Lessee's cost immediately prior to the redelivery of the Aircraft. Lessee shall correct all discrepancies that exceed the applicable Manufacturer's Maintenance Manual limits at Lessee's sole cost and expense.

  b) Each Engine shall have completed a maximum power assurance run in accordance with the engine manufacturer's maintenance manual and any discrepancy noted that exceed the applicable Manufacturer's Maintenance Manual limits shall be corrected by Lessee. In addition, each Engine will operate within the green band with respect to the Engine EGT.

  c) No Engine shall be on "Watch" for any adverse trends that indicate deterioration in the performance of the Engine or as concluded from the review of engine condition monitoring records during the last three (3) months of the Term.

  d) An inspection of the Engine's filters and magnetic chip detectors shall also be accomplished by Lessor to determine any adverse indications.

  FUSELAGE, WINDOWS AND DOORS:

  a) Fuselage shall be free of major dents and abrasions, time limited patches and loose or pulled or missing rivets. All sheet metal and structural repairs shall be in compliance with the applicable manufacturer's structural repair manual or alternatively as approved and documented by the FAA and unless existing and documented on the Commencement Date, shall be permanent in nature. Repair and dent mapping shall be accomplished at the redelivery "C" check prior to redelivery to Lessor;

  b) Doors shall be free moving, correctly rigged and be fitted with serviceable seals.

  WINGS AND EMPENNAGE AND ENGINE NACELLES:

  a) All leading edges and control surfaces shall be free from delamination and corrosion which exceeds the Manufacturer's structural repair manual or Manufacturer's approved data, or FAA approved data.

  b) Alll Engine nacelles shall be free of damage which exceeds the applicable Manufacturer maintenance manual limits;

  c) Wings shall be free of fuel leaks.

  COCKPIT:

a) All decals shall be clean, secure and legible.

b) All fairing panels shall be free of stains and cracks, and shall be clean, secure and repainted as necessary.

c) Floor coverings shall be clean and effectively sealed.

d) Cockpit seat covers shall be fully serviceable, in good condition, and clean, and shall conform to applicable fire resistance regulations.

e) Each Aircraft shall be equipped with ACARS with a printer.

6) CARGO COMPARTMENTS:

a) All panels shall be in good condition, normal wear and tear excepted, and be free of any temporary repairs.

b) All nets shall be in good condition.

  LANDING GEAR AND WHEEL WELLS:

  a) Shall be clean, free of leaks and repaired as necessary.

  b) Wheels and brakes will be in serviceable condition and the brakes shall have at least 50% of service life remaining or equivalent to what was delivered to Lessee, as indicated by the wear pins.

  AIRCRAFT CONDITION AND FINANCIAL ADJUSTMENTS:

  a) The Aircraft shall have zero (o) hours since the last "C" check.

  b) Each and every life-limited and hard-time component (other than the auxiliary power unit and the landing gear) on the Aircraft will be returned with the same hours and cycles remaining as at delivery and have sufficient time remaining to clear each component until the next scheduled "C" Check per Lessee's maintenance program, provided that, Lessor and Lessee will calculate a dollar adjustment to be mutually agreed upon for more or less time remaining for each component than was the status at delivery except in the event the component does not have sufficient time remaining until the next "C" Check, in which case Lessee shall replace such part.

  c) The Aircraft shall have at least the same number of hours and cycles or days (whichever shall be most limiting) remaining until the next scheduled "4C" or "8C" check (whichever is next due) as was the case on the Commencement Date. Lessee may return the Aircraft with less time remaining than on the Commencement Date, provided that the following two (2) conditions are satisfied:

  i. The Aircraft has no less than twelve (12) months (or the equivalent number of cycles or hours based on Lessee's annual utilization rate) remaining until the next "4C" or "8C" check (whichever is next due) ; and

  ii. Lessee compensates Lessor for the difference between the hours remaining until the next scheduled "4C" or "8C" check at the Expiration Date, and the time remaining until the next scheduled "4C" or "8C" check at the Commencement Date. The total amount of compensation shall be 1.25 times the "4C" or "8C" check Maintenance Reserve rate multiplied by the net difference in hours. Lessee will be permitted to draw upon funds in the applicable Maintenance Reserve account to compensate Lessor.

  d) Each of the Engines life limited parts shall have the same number of hours and cycles remaining until replacement as it had on the Commencement Date. Lessee may return the Aircraft with less time remaining on each of the Engine's life limited Parts than such Part had on the Commencement Date, provided that the following two (2) conditions are both satisfied:

  i. Each of the Pratt & Whitney JT8D-200 Engine's life limited parts shall have at least 3,000 hours and 2,000 cycles remaining until replacement;

  ii. Lessor and Lessee shall thereafter make a cash adjustment in respect of each life limited part as follows. The difference between the number of hours and cycles remaining on each disk on the Commencement Date and Expiration Date shall be calculated (the "Disk Differential"), and multiplied by an amount equal to the then prevailing hour/cycle value (which values shall be the Pratt & Whitney published disk costs divided by the number of allowable hours/cycles for such disk) (the "Disk Differential Cost"). The Disk Differential Cost shall be calculated and totaled for each Engine's life limited part (the "Disk Differential Total"). If the Disk Differential Total is negative, then Lessee shall pay Lessor the Disk Differential Total. Lessee will be permitted in draw upon funds in the applicable Maintenance Reserve account to compensate Lessor. If the Disk Differential Total is positive, then Lessor shall pay Lessee the Disk Differential Total provided that the Disk Differential Total does not exceed $100,000.

  e) Lessee and Lessor acknowledge that Lessor shall share the cost of the first Engine Shop Visit of each Engine which occurs after the Lease Commencement Date. Lessor's cost shall be paid following such Engine Shop Visit and is defined as the Engine Top-Off in this Lease. Upon return of each Engine, Lessee shall compensate Lessor for any hours consumed by Lessee since the last Engine Shop Visit occurring prior to the Redelivery Date, based on the Engine performance restoration portion of the Maintenance Reserve rate, which is $90/hour. Lessee will be permitted to draw upon funds in the applicable Maintenance Reserve account to compensate Lessor.

  f) Each landing gear shall have the same number of hours and cycles and days remaining until the next scheduled overhaul as it had on the Commencement Date. Lessee may return each landing gear with less time remaining to the next scheduled overhaul than on the Commencement Date provided that Lessee compensate Lessor for the difference between the time remaining until the next scheduled overhaul at the Expiration Date, and the time remaining until the next scheduled overhaul at the Commencement Date. Each landing gear shall have no more time since last overhaul than the time that has elapsed on the Aircraft since the Commencement Date. The formula for calculating such compensation shall be the industry average cost to overhaul such landing gear, divided by the overhaul interval and then multiplied by the numbers of hours which is less than was delivered to Lessee. Lessee will be permitted in draw upon funds in the applicable Maintenance Reserve account to compensate Lessor. If Lessee returns such Landing Gear with more time remaining until the next due overhaul than was the case at delivery to Lessee, then Lessor shall compensate Lessee per the above described calculation.

  AIRCRAFT RECORDS AND PUBLICATIONS:

  a) Maintenance and operational records and documents with respect to the Aircraft will be delivered, amended up to date, in conformity with all the requirements of the FAA.

  b) Lessee shall provide all records pertaining to the life of all history of all time controlled and life limited parts as required by the FAA, as well as Airframe and Engine records. In addition, Lessee shall provide all up to date flight manuals, weight and balance and maintenance manuals and all other manuals delivered to Lessee. The Aircraft shall have a then current weight and balance report in the Lessee delivered configuration. Such report shall be acceptable as required by FAR 121.380.

  c) Lessee agrees to provide Lessor with a copy of Lessee's Maintenance Program for the purpose of assisting Lessor's subsequent user of the Aircraft.

  d) Lessee shall use all reasonable efforts to provide Lessor with all other records that are in Lessee's possession or in Lessee's maintenance provider's possession.

  e) Lessee shall be responsible for applicable manual revisions required for any modifications or alterations accomplished by Lessee during the Lease term.

  TEST FLIGHT:

a) Immediately prior to the return of the Aircraft, Lessee will carry out for Lessor or representatives of the Lessor's a demonstration flight of the Aircraft in accordance with Lessee's test flight procedures for not more than two (2) hours. After the test flight, the Aircraft shall be cleared of all log book items noted during the test flight and no deferred items will be allowed at time of return.

b) After any correction required to comply with the aforementioned conditions, Lessor may require Lessee to either (i) conduct an operational ground check on the Aircraft in accordance with the Manufacturer's maintenance manual or (ii) perform another demonstration test flight if required to verify the satisfactory operation of the systems that are normally flight checked after such correction. Lessee shall clear all discrepancies resulting from these ground and flight checks.

EXHIBIT G

Maintenance recording requirements

          Lessee shall maintain all Aircraft Documents in accordance with Applicable Law and FAA requirements, including but not limited to the requirements under FAR Part 121.369, and Lessee shall in all events keep the following records for the period specified in paragraph (b) of this section, all to be returned to the Lessor on the Expiration Date.

              All the records necessary to show that all requirements for the issuance of an airworthiness release under Sec. 121.709 of the FAR's have been met.

              Records containing the following information:

                  The total time in service of the Airframe.

                  The current status of life-limited parts of the Airframe, engine, rotor, and appliance.

                  The time since last overhaul of all items installed on the Aircraft which are required to be overhauled on a specified time basis.

                  The identification of the current inspection status of the Aircraft, including the times since the last inspections required by the inspection program under which the Aircraft and its appliances are maintained.

                  The current status of applicable airworthiness directives, including the method of compliance.

                  A list of current major alterations to the Airframe, each Engine, rotor, and appliance.

                Lessee shall retain the records required to be kept by this section for the following periods:

              Except for the records of the last complete overhaul of the Airframe, each Engine, and appliance, the records specified in paragraph (a)(1) of this section shall be retained until the work is repeated or superseded by other work or for 1 year after the work is performed.

              The records of the last complete overhaul of the Airframe, each Engine, and appliance shall be retained until the work is superseded by work of equivalent scope and detail.

              The records specified in paragraph (a)(2) of this section shall be retained and transferred with the Aircraft at the time the Aircraft is returned to Lessor.

                Lessee shall make all maintenance records required to be kept by this section available for inspection by the Administrator or any authorized representative of the National Transportation Safety Board (NTSB) in accordance with the Federal Aviation Act.